Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-192302 and 333-192302-06

PRODUCT SUPPLEMENT NO. EA-04-03

(To the prospectus and prospectus supplement each dated March 7, 2016)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

Contingent Coupon Securities Linked to Equity

This product supplement sets forth terms that will apply generally to securities that we may offer from time to time using this product supplement. The specific terms of a particular issuance of securities will be set forth in a pricing supplement that we will deliver in connection with that issuance. For securities linked to shares of an exchange-traded fund (an “ETF”) or an equity index, a separate underlying supplement or the applicable pricing supplement will describe the applicable ETF or index. If the terms specified in any pricing supplement are inconsistent with the terms specified in this product supplement, in any applicable underlying supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control. We refer to all securities offered under this product supplement as the “securities.”

▪	Investment Overview. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this potentially higher yield, you will be exposed to the risks that:

▪	The actual yield you realize on the securities could be lower than the yield on our conventional debt securities of the same maturity because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates.

▪	The actual yield you realize on the securities could be negative because, at maturity, you may receive significantly less than the stated principal amount of your securities, and possibly nothing (unless the applicable pricing supplement provides otherwise).

▪	If so specified in the applicable pricing supplement, the securities may be automatically called prior to maturity.

Each of these risks will depend on the performance of shares of a company (“company shares”), shares of an ETF (“ETF shares” and, together with ETF shares, “underlying shares”), an equity index (an “underlying index”) or two or more of the foregoing, in the form of a basket or otherwise, as specified in the applicable pricing supplement.  We refer to any underlying shares or underlying index to which the securities are linked as an “underlying asset.”

▪	Risk of Loss. What you receive at maturity may be worth significantly less than the stated principal amount of the securities and, unless the applicable pricing supplement provides otherwise, possibly nothing.

▪	No Upside Exposure. You will have downside exposure, but no upside exposure, to the underlying asset(s). You should not invest in the securities if you seek to participate in any appreciation of the underlying asset(s) during the term of the securities.

▪	Credit Risk. The securities are unsecured senior debt securities of Citigroup Global Markets Holdings Inc., and the guarantee of the securities is an unsecured obligation of Citigroup Inc. Accordingly, all payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you may not receive any payments that may be owed to you under the securities.

▪	No Listing. The securities will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement. Accordingly, unless otherwise specified, the securities may have limited or no liquidity, and you should not invest in the securities unless you are willing to hold them until maturity. You are entitled to the cash or company shares owed to you at maturity only if you hold your securities at maturity. If you choose to and are able to sell your securities prior to maturity, you may receive significantly less than the stated principal amount.

▪	Tax Consequences. For important information regarding certain tax consequences of investing in the securities, see “United States Federal Tax Considerations” beginning on page EA-40.

You should carefully review the specific terms of the securities described in the applicable pricing supplement together with the information contained in this product supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

Investing in the securities is subject to risks not associated with an investment in conventional debt securities. See “Risk Factors Relating to the Securities” beginning on page EA-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this product supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities, and the guarantee of the securities by Citigroup Inc., are not deposits or savings accounts but are, respectively, unsecured debt obligations of Citigroup Global Markets Holdings Inc. and unsecured obligations of Citigroup Inc. The securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Citigroup

March 8, 2016

We are responsible for the information contained or incorporated by reference in this product supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus and any applicable pricing supplement. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this product supplement, any applicable underlying supplement, the accompanying prospectus supplement and prospectus or any applicable pricing supplement is accurate as of any date other than the date on the front of such document. We are not making an offer of these securities in any state where the offer is not permitted.

Table of Contents

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Page

Product Supplement No. EA-04-03

About this Product Supplement	EA-4
Summary Payment Terms	EA-5
Risk Factors Relating to the Securities	EA-6
Description of the Securities	EA-19
General	EA-19
Automatic Call	EA-20
Certain Additional Terms for Securities Linked to Company Shares or ETF Shares	EA-21
Share Settlement	EA-21
Determining the Closing Price	EA-21
Consequences of a Market Disruption Event; Postponement of a Valuation Date	EA-22
Dilution and Reorganization Adjustments	EA-24
Delisting of Company Shares	EA-31
Delisting, Liquidation or Termination of an ETF	EA-33
Share-Linked Securities With an Observation Period	EA-34
Certain Additional Terms for Securities Linked to an Underlying Index	EA-34
Determining the Closing Level	EA-34
Consequences of a Market Disruption Event; Postponement of a Valuation Date	EA-35
Discontinuance or Material Modification of an Underlying Index	EA-38
Index-Linked Securities With an Observation Period	EA-39
Call Right	EA-40
No Redemption at the Option of the Holder; Defeasance	EA-40
Events of Default and Acceleration	EA-40
Paying Agent, Trustee and CUSIP	EA-40
United States Federal Tax Considerations	EA-41
Plan of Distribution; Conflicts of Interest	EA-49
Benefit Plan Investor Considerations	EA-50

Prospectus Supplement

Risk Factors	S-1
Important Currency Information	S-4
Forward-Looking Statements	S-5
Description of the Notes	S-6
United States Tax Considerations	S-23
Plan of Distribution	S-34
Conflicts of Interest	S-35
Benefit Plan Investor Considerations	S-39
Legal Matters	S-41

Prospectus

Prospectus Summary	1
Forward-Looking Statements	6
Citigroup Inc.	6
Citigroup Global Markets Holdings Inc.	7
Use of Proceeds and Hedging	8
European Monetary Union	10
Description of Debt Securities	10
Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency	28
Plan of Distribution	30
Legal Matters	32
Experts	32

About this Product Supplement

The pricing supplement for a particular issuance of securities will describe certain specific terms of those securities, but will not describe all of the material terms of those securities or contain all of the other material disclosures that you should consider before investing in those securities. The material terms of the securities and other material disclosures that are not contained in the applicable pricing supplement are set forth in this product supplement and, to the extent not set forth in this product supplement, in the accompanying prospectus supplement and prospectus. In addition, for securities linked to shares of an exchange-traded fund (an “underlying ETF”) or an equity index (an “underlying index”), a description of the underlying ETF or underlying index and certain risk factors relating thereto will be contained in a separate underlying supplement, unless provided in the applicable pricing supplement. Accordingly, it is important that you read the applicable pricing supplement together with this product supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus and before investing in the securities.

You may find the Prospectus and Prospectus Supplement each dated March 7, 2016 here:
http://www.sec.gov/Archives/edgar/data/200245/000119312516495367/d156596d424b2.htm

References in this product supplement, the applicable pricing supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus, to “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Summary Payment Terms

The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity.  In exchange for this potentially higher yield, you will be exposed to the risks that:

▪	The actual yield you realize on the securities could be lower than the yield on our conventional debt securities of the same maturity because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates.

▪	The actual yield you realize on the securities could be negative because, at maturity, you may receive significantly less than the stated principal amount of your securities, and possibly nothing (unless the applicable pricing supplement provides otherwise).

▪	If so specified in the applicable pricing supplement, the securities may be automatically called prior to maturity.

Each of these risks will depend on the performance of:

▪	shares (including American depositary shares (“ADSs”)) of a company (“company shares”);

▪	shares of an exchange-traded fund (“ETF shares” and, together with company shares, “underlying shares”);

▪	an equity index (an “underlying index”); or

▪	two or more of the foregoing, in the form of a basket or otherwise,

as specified in the applicable pricing supplement. We refer to any underlying shares or underlying index to which the securities are linked as an “underlying asset.”

The particular payment terms of the securities will be set forth in the applicable pricing supplement. You should carefully read that pricing supplement to understand the payment terms of the securities, the circumstances in which you will not receive any contingent coupon payment on the securities, the circumstances in which you may receive less than the stated principal amount of the securities at maturity and the circumstances in which the securities may be automatically called prior to maturity, if applicable. The specific terms of the securities will be determined on the date we price the securities for initial sale to the public, which we refer to as the “pricing date.”

You may lose some or all of the stated principal amount of the securities, subject to the terms set forth in the applicable pricing supplement, but in no circumstance will you receive more than the stated principal amount of your securities at maturity (excluding any final contingent coupon payment). In addition to the risks associated with the performance of the underlying asset(s), any payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of the obligations of Citigroup Global Markets Holdings Inc.

What you receive at maturity of the securities, whether you receive any contingent coupon payments during the term of the securities and, if applicable, whether the securities are automatically called prior to maturity will all depend on the closing price (in the case of underlying shares) or closing level (in the case of an underlying index) of the underlying asset(s) on the relevant dates specified in the applicable pricing supplement (each, a “valuation date”), subject to the specific terms set forth in the applicable pricing supplement.

Before deciding whether to invest in the securities, you should carefully read and understand the sections “Risk Factors Relating to the Securities” and “Description of the Securities” in this product supplement as well as the particular terms and risk factors described in the applicable pricing supplement.

Certain events may happen that could affect any payments owed to you under the securities, such as the occurrence of market disruption events or other events affecting the underlying asset(s), or (in the case of a delisting of underlying shares) could give us the right to call the securities prior to maturity for an amount that may be less than the stated principal amount of your securities. Those events are described in this product supplement under “Description of the Securities” and will not be repeated in the applicable pricing supplement. As a result, you should carefully review and understand the section “Description of the Securities” in this product supplement.

Risk Factors Relating to the Securities

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the relevant underlying asset(s) because any payment you may receive on the securities will depend on the performance of the relevant underlying asset(s).

The risk factors below describe certain significant risks associated with an investment in the securities. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically those risks associated with the terms of the particular issuance of securities. You should also read these risk factors together with the risk factors included in the documents incorporated by reference into the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally. In addition, if the securities are linked to an underlying ETF or underlying index, you should also read the relevant portions of any applicable underlying supplement, which may describe certain risks specific to that underlying ETF or underlying index.

Risk Factors Relating to All Securities

You may lose some or all of your investment in the securities.

Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. Instead, what you receive at maturity will depend on the performance of the relevant underlying asset(s), as described in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the underlying asset(s) will cause you to receive an amount in cash that is less than the stated principal amount of your securities at maturity or, if applicable, company shares worth less than the stated principal amount of your securities at maturity. Depending on the particular terms of the securities, you may lose up to all of your investment in the securities. You should not invest in the securities if you are unable or unwilling to bear the risk of losing a significant portion or all of your investment in the securities, subject to the terms set forth in the applicable pricing supplement.

Although the contingent coupon rate may be higher than the rate we would pay on conventional debt securities of the same maturity, you may not receive one or more, or any, contingent coupon payments during the term of the securities.

Whether you receive a contingent coupon payment on any contingent coupon payment date will depend on the closing price or level of the underlying asset(s) on the related valuation date. If the condition to receiving a contingent coupon payment is not satisfied on any valuation date, you will not receive a contingent coupon payment on the related contingent coupon payment date. You should understand that you may not receive a payment on one or more, or any, contingent coupon payment dates during the term of the securities. As a result, your actual yield on the securities, if any, may be less than that of a conventional debt security we issue. You should not invest in the securities if you seek certainty of receiving current income during the term of the securities.

Higher contingent coupon rates are associated with greater risk.

The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. You should understand that, in exchange for this potentially higher yield, you will be exposed to significantly greater risks than investors in our conventional debt securities. These risks include the risk that we will not pay a contingent coupon on one or more, or any, contingent coupon payment dates and the risk that you may receive less than the stated principal amount of your securities, and possibly nothing, at maturity. In general, higher contingent coupon rates are associated with greater levels of expected risk as of the pricing date for the securities.

The volatility of the underlying asset(s) is an important factor affecting the risks described in the preceding paragraph. Volatility is a measure of the average magnitude of fluctuations in the price or level of the underlying asset(s) over any given time period. Investors in the securities will be adversely affected by volatility of the underlying asset(s). This is because greater volatility generally means a greater risk that the closing price or closing level of the underlying asset(s) on one or more valuation dates will be less than a barrier or threshold level specified in the applicable pricing supplement and, as a result, that no contingent coupon payment will be made on the related contingent coupon payment date or, if the valuation date is the final valuation date, that you will receive less than the stated principal amount of the securities (and possibly nothing) at maturity. Greater expected volatility of the underlying asset(s) as of the pricing date may result in a higher contingent coupon rate or a lower barrier or threshold level, but it would also represent a greater expected likelihood as of the pricing date that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will not be repaid the stated principal amount of your securities at maturity.

You may not be adequately compensated for assuming the downside risks of the underlying asset(s).

The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risks of the underlying asset(s), as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risks of the underlying asset(s), but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed prior to maturity, interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risks of the underlying asset(s).

If applicable, the securities may be called prior to maturity, limiting your opportunity to receive contingent coupon payments.

If so specified in the applicable pricing supplement, the securities may be called prior to maturity, either automatically upon the occurrence of a specified event or at our option. If the securities are called prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If the securities are called prior to maturity, it is likely to be as a result of the underlying asset(s) performing in a manner that would otherwise have been favorable to holders of the securities. If we have the right to call the securities, we will do so at a time that is advantageous to us and without regard to your interests.

You will have downside exposure, but no upside exposure, to the underlying asset(s).

Even though you will be subject to the risk of a decline in the level (in the case of an underlying index) or price (in the case of underlying shares) of the underlying asset(s), you will not participate in any appreciation in the price or level of the underlying asset(s) over the term of the securities, and your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive on the securities, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on a direct investment in the underlying asset(s) or on an alternative investment that provides for participation in the appreciation of the underlying asset(s). You should not invest in the securities if you seek to participate in any appreciation of the underlying asset(s).

The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities.

You are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The securities are not guaranteed by any entity other than Citigroup Inc. Any actual or anticipated changes to Citigroup Global Markets Holdings Inc.’s or Citigroup Inc.’s credit ratings or credit spreads may adversely affect the value of the securities. If Citigroup Global Markets Holdings Inc. defaults on its obligations and Citigroup Inc. defaults on its guarantee obligations under the securities, your investment will be at risk and you could lose some or all of your investment. As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of Citigroup Global Markets Holdings Inc.’s and Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in either of their credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of their credit risk is likely to adversely affect the value of the securities.

The securities will not be listed on a securities exchange and you may not be able to sell your securities prior to maturity.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a securities exchange. Accordingly, the securities may have limited or no liquidity, and you should not invest in the securities unless you are willing to hold them to maturity.

Citigroup Global Markets Inc. (“CGMI”) or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may, but is not obligated to, make a market in the securities. If CGMI or such other underwriter or agent does make a market in the securities, it may discontinue doing so at any time. Because we do not expect that other broker-dealers will participate significantly in any secondary market for the securities, the price at which you may be able to sell your securities prior to maturity is likely to depend on the price, if any, at which CGMI or such other underwriter or agent is willing to transact. If at any time CGMI or such other underwriter or agent were not to make a market in the securities, it is likely that there would be no secondary market at all for the securities. The price, if any, at which CGMI, such other underwriter or agent or any other buyer may be willing to purchase your securities in any secondary market that may develop may be significantly less than the stated principal amount; therefore, any sale of the securities prior to maturity may result in a substantial loss. As a result, you should be prepared to hold your securities to maturity.

The value of your securities prior to maturity will fluctuate based on many unpredictable factors.

The value of your securities prior to maturity will fluctuate based on the price or level of the underlying asset(s) and a number of other factors, including those described below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of one or more other factors. The paragraphs below describe what we expect to be the impact on the value of the securities of a change in a specific factor, assuming all other conditions remain constant. You should understand that the value of your securities at any time prior to maturity may be significantly less than the stated principal amount.

Price or Level of Underlying Asset(s). We expect that the value of the securities at any time will depend substantially on the price or level of the underlying asset(s) at that time. If the price or level of the underlying asset(s) declines following the pricing date, the value of your securities, if any, will also likely decline, perhaps significantly. Even at a time when the price or level of the underlying asset(s) exceeds its price or level on the pricing date, the value of your securities may nevertheless be significantly less than the stated principal amount of your securities because of expectations that the price or level will continue to fluctuate over the term of the securities, among other reasons.

The price of any ETF shares and the level of any underlying index to which the securities may be linked will be influenced by the value and volatility of the stocks that are held by the applicable underlying ETF or that constitute the underlying index, as well as by complex and interrelated political, economic, financial and other factors that affect the capital markets generally. The price of any other company shares to which the securities may be linked will be influenced by the results of operations of the applicable company, as well as by the same general market factors. Hedging by us or our counterparties (which may include our affiliates), the issuance of other securities similar to the securities and other trading activities by our affiliates may also affect such levels or prices, which could negatively affect the value of the securities.

Volatility of the Underlying Asset(s). Volatility refers to the magnitude of changes in price or level over any given period. Any increase in the expected volatility of the underlying asset(s) is likely to adversely affect the value of the securities. This is because greater volatility in the price or level of the underlying asset(s) is associated with a greater likelihood that the price or level of the underlying asset(s) will decrease to a price or level that will negatively affect one or more payments to you on the securities.

Changes in Correlation. For securities linked to two or more underlying assets, if the correlation (the extent to which the values of those underlying assets increase or decrease to the same degree at the same time) among those underlying assets changes, the value of the securities may decrease.

Dividend Yield. If the dividend yield on the stocks included in an underlying index or held by an underlying ETF or on any shares to which the securities are linked increases, we expect that the value of the securities may decrease. You will not be entitled to receive any dividends paid on the stocks included in an underlying index or held by an underlying ETF or on any shares to which the securities are linked during the term of the securities, and any payment you may receive on the securities will not reflect the value of such dividend payments except to the extent such dividends reduce the price or level of the underlying asset(s).

Interest Rates. We expect that the value of the securities will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the securities may decrease.

Time Remaining to Maturity. At any given time, a portion of the value of the securities will be attributable to time value, which is based on the amount of time then remaining to maturity. If you sell the securities at any time prior to maturity, you will be giving up any increase in the time value of the securities that may result as the time remaining to maturity shortens.

Creditworthiness of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities. Therefore, any actual or anticipated changes to either of their credit ratings or credit spreads may adversely affect the value of the securities.

It is important for you to understand that the impact of one of the factors discussed above may offset, or magnify, some or all of any change in the value of the securities attributable to one or more of the other factors.

The performance of the securities will depend on the closing price or level of the underlying asset(s) solely on the relevant valuation dates, which makes the securities particularly sensitive to volatility of the underlying asset(s).

The applicable pricing supplement may specify that what you receive at maturity of the securities, and whether a contingent coupon payment will be made on any contingent coupon payment date, is based on the price or level of the underlying asset(s) on a small number of valuation dates. In such case, you are subject to the risk that the relevant price or level may be lower, and possibly significantly lower, on those relevant valuation dates than on one or more other dates during the term of the securities, including other dates near the relevant valuation dates. If the applicable pricing supplement specifies that the performance of the securities depends on the closing price or level of the underlying asset(s) on a small number of dates, the securities will be particularly sensitive to volatility in the closing price or level of the underlying asset(s).

Our offering of the securities does not constitute a recommendation of the underlying asset(s).

You should not take our offering of the securities as an expression of our views about how any underlying shares or underlying index to which your securities may be linked will perform in the future or as a recommendation to invest in the underlying asset(s), including through an investment in the securities. As we are part of a global financial institution, our affiliates may, and often do, have positions (including short positions) that conflict with an investment in the securities, including positions in shares included in or held by any underlying ETF or underlying index to which your securities may be linked or positions in any underlying shares to which your securities may be linked. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the securities and may do so in the future, and any such research, opinions or recommendations could adversely affect the price or level of the underlying asset(s).

CGMI and other of our affiliates may publish research from time to time relating to the financial markets or any underlying shares (or any shares included in or held by any underlying ETF or underlying index) or underlying index to which the securities may be linked. Any research, opinions or recommendations provided by CGMI may influence the price or level of any such underlying shares or underlying index and the value of the securities, and they may be inconsistent with purchasing or holding the securities. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the underlying asset(s) and the merits of investing in the securities.

The price or level of the underlying asset(s) may be affected by our or our affiliates’ hedging and other trading activities.

In anticipation of the sale of any issuance of the securities, we expect to hedge our obligations under the securities through certain affiliated or unaffiliated counterparties, who may take positions directly in the underlying asset(s) or in shares or other instruments that may affect the price or level of the underlying asset(s). For example, for securities linked to an underlying index, our counterparties may take positions directly in the shares included in the underlying index, and for securities linked to company shares, our counterparties may take positions directly in the shares or, in the case of an underlying ETF, in the shares held by the underlying ETF. We or our counterparties may also adjust this hedge during the term of the securities and close out or unwind this hedge on or before any valuation date, which may involve, among other things, our counterparties purchasing or selling such underlying shares or other instruments. This hedging activity on or prior to the pricing date could potentially affect the price or level of the underlying asset(s) on the pricing date and, accordingly, potentially increase any initial level or initial price established on the pricing date, which may adversely affect your return on the securities. Additionally, this hedging activity during the term of the securities, including on or near any valuation date, could negatively affect the price or level of the underlying asset(s) on that valuation date and, therefore, adversely affect any payment owed to you under the securities. This hedging activity may present a conflict of interest between your interests as a holder of the securities and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which CGMI or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may be willing to purchase your securities in a secondary market transaction.

CGMI and other of our affiliates may also trade the underlying asset(s) and/or shares or other instruments that may affect the price or level of the underlying asset(s) on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the price or level of the underlying asset(s) on any valuation date and, therefore, adversely affect the performance of the securities.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

We and our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our affiliates’ business activities.

Our affiliates may currently or from time to time engage in business with the issuer of any company shares to which the securities may be linked or that are included in or held by any underlying ETF or underlying index to which the securities may be linked (each, a “relevant issuer”). These activities may include extending loans to, making equity investments in or providing advisory services to a relevant issuer, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about a relevant issuer and we will not disclose any such information to you. Any prospective purchaser of the securities should undertake an independent investigation of any relevant issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the securities. We do not make any representation or warranty to any purchaser of the securities with respect to any matters whatsoever relating to our affiliates’ business with any relevant issuer.

If any of our affiliates is or becomes a creditor of a relevant issuer or otherwise enters into any transaction with a relevant issuer in the course of its business, such affiliate may exercise remedies against that issuer without regard to the impact on your interests as a holder of the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the price or level of the underlying asset(s). To the extent that we or one of our affiliates does so, our or their interests with respect to these products may be adverse to those of the holders of the securities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

In the case of securities linked to an underlying ETF or underlying index that is composed primarily of securities issued by non-U.S. companies or to ADSs, our affiliates may currently or from time to time engage in trading activities related to the currency in which the equity securities underlying any such underlying ETF or underlying index or the ordinary shares represented by the ADSs trade. These trading activities could potentially affect the exchange rate with respect to that currency and, if currency exchange rate calculations are involved in the calculation of the price or level of the underlying index, underlying ETF or ADSs, as applicable, could affect the value of the securities.

The historical performance of the underlying asset(s) is not an indication of its future performance.

The historical performance of any underlying shares or underlying index to which the securities may be linked, which will be included in the applicable pricing supplement, should not be taken as an indication of the future performance of those underlying shares or that underlying index during the term of the securities. Changes in the price or level of the underlying asset(s) will affect any payments made under, and the value of, the securities, but it is impossible to predict whether the price or level of the underlying asset(s) will rise or fall.

The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.

As calculation agent, CGMI, our affiliate, will determine, among other things, any price or level required to be determined under the securities and any amounts owed to you under the terms of the securities. In addition, if certain events occur, CGMI will be required to make certain discretionary judgments that could significantly affect what you receive at maturity or, if applicable, any other payment owed to you under the securities. In making these judgments, CGMI’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. Such judgments could include, among other things:

•	determining whether a market disruption event has occurred;

•	if a market disruption event has occurred on any valuation date, determining whether to postpone that valuation date;

•	determining the price or level of underlying shares or an underlying index to which your securities may be linked if the relevant price or level is not otherwise available or a market disruption event has occurred;

•	if the securities are linked to company shares or ETF shares, determining the appropriate adjustments to be made to the terms of the securities upon the occurrence of an event described under “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments”;

•	if the securities are linked to company shares and if the shares are delisted and we do not exercise our call right, determining whether to select successor company shares and, if so, which shares to select as successor company shares (see “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Delisting of Company Shares”);

•	if the securities are linked to ETF shares, selecting successor ETF shares or performing an alternative calculation of the price of the ETF shares if the shares are delisted or the underlying ETF is liquidated or otherwise terminated (see “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Delisting, Liquidation or Termination of an ETF”); and

•	if the securities are linked to an underlying index, selecting a successor underlying index or performing an alternative calculation of the level of the underlying index if the underlying index is discontinued or materially modified (see “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index”).

Any of these determinations made by CGMI, in its capacity as calculation agent, may adversely affect any payment owed to you under the securities.

Securities with a trigger feature are subject to particular risks.

If the applicable pricing supplement so provides, any limitation on the downside exposure of the securities to the negative performance of the underlying asset may not apply if the price or level of the underlying asset is less than a specified trigger value on the final valuation date. For such securities, if the price or level of the underlying asset is less than the specified trigger value on the final valuation date, you will be fully exposed to the decline in the underlying asset from its initial price or level. Unlike securities with a buffer, such securities offer no protection at all if the price or level of the underlying asset is less than that specified trigger value, and it is possible that you will lose all of the stated principal amount of such securities.

Securities with a knock-in, knock-out or similar feature are subject to particular risks.

If the applicable pricing supplement so provides, one or more payments on the securities may be adversely affected if a specified event occurs, which may be described as a trigger event, a knock-in event, a knock-out event, a downside event, a fixing event or by another term. Any such event may occur if the closing level, intra-day level, closing price or trading price of the underlying asset is less than, less than or equal to, greater than or greater than or equal to a specified value during a specified observation period, as specified in the applicable pricing supplement. Any such event may occur even if only as a result of a temporary drop or spike in the price or level of the underlying asset that is quickly reversed. For such securities, you should carefully read the applicable pricing supplement to understand when the applicable event will occur and what the consequences of that event are on the amounts owed to you under the securities. Securities that are subject to any such event may not perform as well as securities that are not subject to such an event.

Securities with a diminishing buffer are subject to particular risks.

If the applicable pricing supplement so provides, any limitation on the downside exposure of the securities to the negative performance of the underlying asset(s) may be diminished if the price or level of the underlying asset(s) is less than a specified buffer value on the final valuation date. For such securities, if the price or level of the underlying asset(s) is less than the specified buffer value on the final valuation date, you will lose more than 1% of the stated principal amount of the securities for every 1% the underlying asset(s) declines beyond the buffer value. The percentage of such magnified loss, which will progressively offset any protection that the buffer would offer, will be specified in the applicable pricing supplement. The lower the price or level of the underlying asset(s) on the final valuation date, the less benefit you will receive from the buffer. Unlike securities with a fixed buffer, securities with a diminishing buffer feature may expose you to the full negative performance of the underlying asset(s).

The initial price or level of the underlying asset(s) applicable to the securities may be determined after the securities are issued.

If the applicable pricing supplement so specifies, the initial price or level of the underlying asset(s) may be determined based on the arithmetic average of the closing levels or closing prices of the underlying asset(s) on one or more dates on or after the pricing date and possibly the issue date of the securities. As a result, the initial price or level of the underlying asset(s) may not be determined, and you may therefore not know the initial price or level of the underlying asset(s), until after the pricing date and possibly the issue date. Any change to the initial price or level of the underlying asset(s) as a result of changes in the price or level of the underlying asset(s) after the pricing date or the issue date may adversely affect your return on the securities.

We have no affiliation with the publisher of any underlying index or the issuer of any underlying shares to which the securities may be linked and are not responsible for its public disclosures.

We are not affiliated with the publisher of any underlying index or the issuer of any underlying shares to which the securities may be linked, and no such publisher or issuer will be involved in any of our offerings of the securities in any way. Consequently, we have no control over the actions of any such publisher or issuer, including any actions that could adversely affect the price or level of such underlying shares or underlying index. No such publisher or issuer has any obligation to consider your interests as an investor in the securities in taking any such actions. None of the money you pay for the securities will go to any such publisher or issuer.

In addition, as we are not affiliated with the publisher of any underlying index or the issuer of any underlying shares to which the securities may be linked, we do not assume any responsibility for the accuracy or adequacy of any information about any such underlying shares or underlying index contained in the public disclosures of any such publisher or issuer. We have made no “due diligence” or other investigation into any such publisher or issuer in connection with the offering of the securities. As an investor in the securities, you should make your own investigation into the applicable underlying shares or underlying index, as well as the publisher of such underlying index and the issuer of such underlying shares.

The securities will not be adjusted for all events that could affect the price of any underlying shares to which the securities are linked.

For securities linked to underlying shares, certain events may occur during the term of the securities that have a dilutive effect on the value of the underlying shares or otherwise adversely affect the market price of the underlying shares. The calculation agent will make certain adjustments for some of these events, as described under “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments.” However, an adjustment will not be made for all events that could have a dilutive or adverse effect on such underlying shares or their market price, such as ordinary dividends, partial tender offers or additional public offerings of underlying shares, and the adjustments that are made may not fully offset the dilutive or adverse effect of the particular event. Accordingly, the occurrence of any event that has a dilutive or adverse effect on any underlying shares to which the securities are linked may adversely affect what you receive at maturity or, if applicable, any other payment owed to you under the securities. Unlike an investor in the securities, a direct holder of the underlying shares may receive an offsetting benefit from any such event that may not be reflected in an adjustment to the terms of the securities; therefore, you may experience dilution or adverse consequences in a circumstance in which a direct holder would not.

If the securities are linked to underlying shares, even if the issuer of underlying shares to which the securities are linked pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified herein.

For securities linked to underlying shares, in general, an adjustment will not be made under the terms of the securities for any cash dividend paid on the underlying shares unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the underlying shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the underlying shares by the amount of the dividend per share. If the issuer of underlying shares to which the securities are linked pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” below.

Securities linked to underlying shares may become linked to shares of an issuer other than the original issuer.

For securities linked to underlying shares, in connection with certain reorganization events described under “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Events” or in the event of the delisting of underlying shares from their exchange, the securities may become linked to shares of an issuer other than the original issuer of such underlying shares. For example, if an issuer of underlying shares to which the securities are linked enters into a merger agreement with another issuer that provides for holders of the original underlying shares to receive shares of the other issuer, the securities will become linked to such other shares upon consummation of the merger. If the underlying shares are delisted (other than in connection with a reorganization event) and we do not exercise our call right, if applicable, the calculation agent will have discretion to select shares of another issuer to be successor shares. In any such case, the price of the underlying shares will be determined by reference to the price of the applicable other shares and, if specified in the applicable pricing supplement, you may receive such other shares, rather than a payment in cash, at maturity. You may not wish to have investment exposure to the shares of any other issuer to which the securities may become linked and may not have bought the securities had they been linked to such other shares at the time of your investment.

Securities linked to the worst performing of two or more underlying assets are subject to particular risks.

If the applicable pricing supplement so specifies, the securities will be linked to the worst performing of two or more underlying assets. The return on such securities, which may be negative, will be based on the performance of the underlying asset that has the worst performance over the term of the securities. Accordingly, you may lose money if one underlying asset performs poorly, even if the other underlying asset performs well. Such securities are not like securities linked to a basket, where the negative performance of one basket component might be offset to some degree by the positive, or lesser negative, performance of the other basket component. Instead, securities linked to the worst performing of two or more underlying assets will reflect the performance of the underlying asset that has the worst performance with no offsetting benefit from the underlying asset that has the better performance.

The U.S. federal tax consequences of an investment in the securities are unclear.

Due to the lack of controlling legal authority, the U.S. federal tax consequences of an investment in the securities are unclear. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court might not agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Moreover, the securities may be assumed by Citigroup Inc., as provided in the accompanying prospectus. The law regarding whether or not such an assumption would be considered a taxable modification of the securities is not entirely clear and, if the IRS were to treat the assumption as a taxable modification, a U.S. holder would generally be required to recognize gain (if any) on the securities and the timing and character of income recognized with respect to the securities after the assumption could be affected significantly. As described below under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons is subject to withholding tax, possibly with retroactive effect.

As described in this product supplement under “United States Federal Tax Considerations,” in connection with any withholding or information reporting requirements we may have in respect of the securities under applicable law, we intend to treat a portion of each coupon payment as attributable to interest and the remainder to option premium. However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a U.S. holder and/or treating some or all of each coupon payment on a security to a non-U.S. holder as subject to withholding tax at a rate of 30%. Moreover, it is possible that in the future we may determine that we should withhold at a rate of 30% on coupon payments on the securities to non-U.S. holders. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully the section of this product supplement entitled “United States Federal Tax Considerations” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional Risk Factors Relating to Securities Linked to Company Shares

You will have no rights against any underlying share issuer, and you will not receive dividends on the shares, unless and until you receive shares at maturity.

As a holder of the securities, you will not be entitled to any rights with respect to the shares or any underlying share issuer, including voting rights and rights to receive any dividends or other distributions on the shares, but you will be subject to all changes affecting the shares. You will have rights with respect to the shares only when (and if) you receive shares at maturity of the securities. No underlying share issuer is involved in the offering of the securities in any way, and no underlying share issuer has any obligation to consider your interests as a holder of securities.

For example, in the event that an amendment is proposed to an underlying share issuer’s certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you receive shares (if at all), you will not be entitled to vote on the amendment, even though you will nevertheless be subject to any changes in the powers, preferences or special rights of the applicable shares in the event you receive shares at maturity. Any such change to the shares may adversely affect their market price, which will adversely affect the value of the securities and increase the likelihood that you lose money on your investment.

If company shares are delisted, we may call the securities prior to maturity.

In the case of securities linked to company shares, if the shares are delisted from their exchange (other than in connection with a reorganization event) and not then or immediately thereafter listed on a U.S. national securities exchange, we will have the right to call the securities prior to the maturity date. If we exercise this call right, you will receive the amount described below under “Description of the Securities— Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Delisting of Company Shares.” This amount may be less, and possibly significantly less, than the stated principal amount of the securities and/or the total amount you would have received under the securities had you continued to hold your securities to maturity.

Additional Risk Factors Relating to Securities Linked to Shares of an Underlying ETF

The price and performance of ETF shares may not completely track the performance of the index underlying the ETF or the net asset value per share of the ETF.

An issuer of ETF shares may not fully replicate the index underlying the ETF (the “ETF underlying index”) and may hold securities different from those included in the ETF underlying index. In addition, the performance of ETF shares will reflect transaction costs and fees that are not included in the calculation of the ETF underlying index. All of these factors may lead to a lack of correlation between the performance of ETF shares and the applicable underlying index. In addition, if an ETF holds equity securities, corporate actions with respect to such equity securities (such as mergers and spin-offs) may impact the variance between the performances of the ETF shares and the ETF underlying index. Finally, if ETF shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of the ETF shares may differ from the net asset value per share of the ETF.

During periods of market volatility, securities underlying an ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the ETF and the liquidity of the ETF shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of an ETF. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF shares. As a result, under these circumstances, the market value of ETF shares may vary substantially from the net asset value per share of the ETF. For all of the foregoing reasons, the performance of ETF shares may not correlate with the performance of the applicable ETF underlying index and/or the net asset value per share of the ETF, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

Shares of an underlying ETF that invests in non-U.S. companies may be subject to currency exchange rate risk.

If the securities are linked to the shares of an underlying ETF that invests in non-U.S. companies, holders of the securities will be exposed to currency exchange rate risk with respect to the currency in which such stocks trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each stock in the underlying ETF’s portfolio. If, taking into account such weighting, the U.S. dollar strengthens against the non-U.S. currency, the price of the stocks in which an underlying ETF invests will be adversely affected and the value of the securities may decrease.

Shares of an underlying ETF that invests in non-U.S. companies are subject to risks associated with non-U.S. markets.

Investments in securities linked to the price of equity securities of non-U.S. companies involve certain risks. Where the shares of a company in which an underlying ETF invests principally trade on a non-U.S. market, that market may be more volatile than U.S. markets. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, share prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that affect emerging markets. These factors, which could negatively affect the value of such securities, include the possibility of changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economies of emerging nations may differ unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

Changes made by the investment adviser to an underlying ETF to which the securities may be linked or by the publisher of the index underlying that ETF could adversely affect the value of the securities.

We are not affiliated with the investment adviser to any underlying ETF to which the securities may be linked or with the publisher of the index underlying any such ETF. Accordingly, we have no control over any changes any such investment adviser or publisher may make to such underlying ETF or underlying index. The investment adviser to any underlying ETF to which the securities may be linked or the publisher of an index underlying any such ETF may make changes to such underlying ETF or underlying index, in methodology or otherwise, at any time. Any such changes may adversely affect the performance of the ETF shares and, as a result, the performance of your securities.

Additional Risk Factors Relating to Securities Linked to an Underlying Index

Adjustments to an underlying index to which the securities may be linked could adversely affect the value of the securities.

The publisher of any underlying index to which the securities may be linked may add, delete or substitute the stocks that constitute the underlying index or make other methodological changes that could affect the level of the underlying index. Moreover, the underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time. In this latter case, the calculation agent will have the sole discretion to substitute a successor underlying index as described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index” below, and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

Additional Risk Factors Relating to Securities Linked to ADSs

The price of ADSs may not completely track the price of the underlying ordinary shares.

In the case of securities linked to ADSs, you should be aware that the price of the ADSs may not completely track the price of the underlying ordinary shares represented by such ADSs. Active trading volume and efficient pricing for the underlying ordinary shares on the stock exchange(s) on which those ordinary shares principally trade will not necessarily indicate similar characteristics in respect of the ADSs. Factors such as the number of the ordinary shares that are available in ADS form outside the country in which those ordinary shares principally trade may affect the liquidity of the ADSs, which may be less than that of the underlying ordinary shares. In addition, the terms and conditions of the applicable depositary facility may result in less liquidity or a lower market price of the ADSs than for the ordinary shares.

Fluctuations in exchange rates will affect the price of ADSs.

There are significant risks related to an investment in securities that are linked to ADSs that are quoted and traded in U.S. dollars and represent ordinary shares that are quoted and traded in a foreign currency. Such ADSs will trade differently from the ordinary shares they represent as a result of fluctuations in the currency exchange rate between the U.S. dollar and the applicable foreign currency. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. You should understand that, if the U.S. dollar strengthens relative to the currency in which the applicable ordinary shares trade, the price of the ADSs will likely decline for that reason alone.

Securities linked to ADSs are subject to risks associated with non-U.S. markets.

Investments in securities linked to the price of equity securities of non-U.S. companies involve certain risks. Where the underlying ordinary shares principally trade on a non-U.S. market, that market may be more volatile than U.S. markets. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, share prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that affect emerging markets. These factors, which could negatively affect the value of such securities, include the possibility of changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economies of emerging nations may differ unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

Securities linked to ADSs may become linked to the ordinary shares represented by the ADSs.

For securities linked to shares that are ADSs, if the shares are delisted (other than in connection with a reorganization event) and we do not exercise our call right, the calculation agent will have discretion to select the ordinary shares represented by the ADSs to be successor shares. In any such case, the price of the shares will be determined by reference to the price of the applicable underlying ordinary shares. You may not wish to have investment exposure to the underlying ordinary shares to which the securities may become linked and may not have bought the securities had they been linked to such underlying ordinary shares at the time of your investment.

Additional Risk Factors Relating to Securities Linked to a Basket

Changes in the levels or prices of the basket components may offset each other.

Changes in the levels or prices of the underlying indices or underlying shares included in a basket may not correlate with each other. At a time when the price or level of one or more of the basket components increases, the price or level of one or more other basket components may not increase as much or may even decline. In such event, increases in the price or level of one or more of the components may be moderated, wholly offset or more than offset by lesser increases or declines in the price or level of the other components, particularly if the components that appreciate are of relatively low weight in the basket.

An investment in securities linked to a basket is not a diversified investment.

The fact that the securities may be linked to a basket of underlying indices or underlying shares does not mean that the securities represent a diversified investment. First, although the applicable underlying indices or underlying shares may differ in certain respects, they may bear similarities that cause them to perform in similar ways. For example, securities linked to a basket of U.S. equity indices will have exposure to U.S. equity markets, and such indices may respond in similar ways to economic events that affect the U.S. equity markets generally. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities. No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations and Citigroup Inc. may default on its guarantee obligations under the terms of the securities.

Changes in the levels or prices of the basket components may be highly correlated.

Changes in the levels or prices of the underlying indices or underlying shares included in a basket may become highly correlated during periods of decline in the value of such underlying indices or underlying shares. This may occur because of events that have broad effects on markets generally or for other reasons. If changes in the levels or prices of the basket components become correlated in decline, a decline in the price or level of one basket component will not be offset by the performance of any other basket component and, in fact, each basket component will contribute to an overall decline in the level of the basket.

The basket components may not be equally weighted.

The underlying indices or underlying shares included in a basket may be assigned different weights, if specified in the applicable pricing supplement. Underlying indices or underlying shares that are assigned greater weights in the basket will have a greater impact on the performance of the basket than underlying indices or underlying shares that are assigned lesser weights, and you will accordingly be subject to greater risk associated with the basket components that have such greater weights.

Description of the Securities

The following description of the general terms of the Securities supplements the general terms and provisions set forth in the accompanying prospectus supplement and prospectus. If any specific information regarding the Securities in this product supplement is inconsistent with the more general terms described in the accompanying prospectus supplement and prospectus, you should rely on the information in this product supplement.

The pricing supplement applicable to a particular issuance of Securities will contain the specific terms of those Securities. For Securities linked to shares of an exchange-traded fund (an “Underlying ETF”) or an equity index, a separate underlying supplement or the applicable pricing supplement will describe the applicable Underlying ETF or Underlying Index. If any information in the applicable pricing supplement is inconsistent with this product supplement, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement, in any applicable underlying supplement or in the accompanying prospectus supplement and prospectus. It is important for you to consider carefully the information contained in this product supplement together with the information contained in the applicable pricing supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the Securities.

General

The securities offered under this product supplement (the “Securities”) are senior unsecured debt securities issued by Citigroup Global Markets Holdings Inc. under the senior debt indenture described in the accompanying prospectus supplement and prospectus. Any payments due on the Securities are fully and unconditionally guaranteed by Citigroup Inc. The Securities will constitute part of the senior debt of Citigroup Global Markets Holdings Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings Inc. The guarantee of payments due on the Securities will constitute part of the senior debt of Citigroup Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.

The Securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this potentially higher yield, you will be exposed to the risks that:

▪	The actual yield you realize on the Securities could be lower than the yield on our conventional debt securities of the same maturity because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates.

▪	The actual yield you realize on the Securities could be negative because, at maturity, you may receive significantly less than the stated principal amount of your Securities, and possibly nothing (unless the applicable pricing supplement provides otherwise).

▪	If so specified in the applicable pricing supplement, the Securities may be automatically called prior to maturity.

Each of these risks will depend on the performance of:

▪	shares (including American depositary shares (“ADSs”)) of a company (“Company Shares”);

▪	shares of an exchange-traded fund (“ETF Shares” and, together with Company Shares, “Underlying Shares”);

▪	an equity index (an “Underlying Index”); or

▪	two or more of the foregoing, in the form of a basket or otherwise,

as specified in the applicable pricing supplement. We refer to any Underlying Shares or Underlying Index to which the Securities are linked as an “Underlying Asset.”

You should carefully read the applicable pricing supplement to understand the payment terms of the Securities, the circumstances in which you will not receive any contingent coupon payment on the Securities, the circumstances in which you may receive less than the stated principal amount of the Securities at maturity and the circumstances in which the Securities may be called prior to maturity. The stated principal amount of each Security will be specified in the applicable pricing supplement.

You may lose some or all of the stated principal amount of the Securities, subject to the terms set forth in the applicable pricing supplement, but in no circumstance will you receive more than the stated principal amount of the Securities at maturity (excluding any final contingent coupon payment). In addition to the risks associated with the performance of the Underlying Asset(s), any payments due on the Securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of any payments due on the Securities.

The Securities will mature on the date specified in the applicable pricing supplement (the “Maturity Date”). If the originally scheduled Maturity Date is not a Business Day, any payment required to be made on the Maturity Date will be made on the next succeeding Business Day, and no interest will accrue as a result of delayed payment. A “Business Day” means any day (i) that is not a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed and (ii) on which The Depository Trust Company (or any successor) (“DTC”) settles payments and/or deliveries of shares.

The payment to be made on the Maturity Date and the contingent coupon payments you receive, if any, will be based on the Closing Level (in the case of an Underlying Index) or Closing Price (in the case of Underlying Shares) of the Underlying Asset(s) on one or more dates specified in the applicable pricing supplement (each, a “Valuation Date”), subject to the specific terms set forth in the applicable pricing supplement. We refer to the date on which a particular issuance of Securities is priced for initial sale to the public as the “Pricing Date.”

The “Calculation Agent” for each issuance of Securities will be our affiliate, Citigroup Global Markets Inc. (“CGMI”), or any successor appointed by us, unless otherwise specified in the applicable pricing supplement. The Calculation Agent will make the determinations specified in this product supplement or in the applicable pricing supplement. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings Inc., Citigroup Inc. and the holders of the Securities. The Calculation Agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

The contingent coupon rate and the contingent coupon payment date(s) will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, each contingent coupon payment will be payable to the persons in whose names the Securities are registered at the close of business on the Business Day immediately preceding the applicable contingent coupon payment date except that the final contingent coupon payment will be payable to the persons who hold the Securities on the Maturity Date or the date on which the Securities are earlier redeemed, as applicable. If any contingent coupon payment date is not a Business Day, the contingent coupon payment to be made on that contingent coupon payment date will be made on the next succeeding Business Day with the same force and effect as if made on that contingent coupon payment date, and no interest will accrue as a result of delayed payment.

Automatic Call

If specified in the applicable pricing supplement, an automatic call feature will apply to the Securities in the circumstances and on the date(s) specified in the applicable pricing supplement. If an automatic call is triggered, the Securities will be redeemed for a cash payment that will be determined as set forth in the applicable pricing supplement. The Securities will not be subject to an automatic call feature unless the applicable pricing supplement so provides. If the Securities are called prior to maturity, you will not receive any additional contingent coupon payments; however, you will no longer be exposed to the risk that what you receive at maturity may be worth significantly less than the stated principal amount of the Securities.

Certain Additional Terms for Securities Linked to Company Shares or ETF Shares

Share Settlement

The applicable pricing supplement for certain Securities linked to Underlying Shares may specify that, in certain circumstances, you will receive a number of Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares for each Security you hold at maturity. In lieu of any fractional Share that you would otherwise receive in respect of the Securities, at maturity you will receive an amount in cash equal to the value of such fractional Share (based on the Final Share Price). The “Equity Ratio” with respect to any Underlying Shares will be specified in the applicable pricing supplement and will be subject to adjustment as described below under “—Dilution and Reorganization Adjustments.” The “Final Share Price” of any Underlying Shares will be the Closing Price of such Underlying Shares on the final Valuation Date, unless otherwise specified in the applicable pricing supplement.

If specified in the applicable pricing supplement, we may elect, in our sole discretion, to pay you cash at maturity in lieu of delivering any Underlying Shares. The amount of such cash will equal, for each Security you hold at maturity, (i) the Final Share Price of the Underlying Shares you would otherwise receive at maturity multiplied by (ii) the Equity Ratio with respect to such Underlying Shares.

If we elect to pay you cash at maturity in lieu of delivering any Underlying Shares, the amount of that cash may be less than the market value of the applicable Underlying Shares on the Maturity Date because market value will likely fluctuate between the final Valuation Date and the Maturity Date. Conversely, if we do not exercise our cash election right and instead deliver Underlying Shares to you on the Maturity Date, the market value of such Underlying Shares may be less than the cash amount you would have received if we had exercised our cash election right. We will have no obligation to take your interests into account when deciding whether to exercise our cash election right.

Determining the Closing Price

If the Securities are linked to Company Shares or ETF Shares, what you receive at maturity, whether you receive any contingent coupon payments during the term of the Securities and, if applicable, whether the Securities are automatically called prior to maturity will all depend on the Closing Price of the Underlying Shares on specified Valuation Dates, unless otherwise specified in the applicable pricing supplement.

The “Closing Price” of any Underlying Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below) on any date of determination will be:

(1) if the applicable security is listed or admitted to trading on a U.S. national securities exchange on that date of determination, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such date of the Exchange (as defined below) for such security or, if such price is not available on the Exchange for such security, on any other U.S. national securities exchange on which such security is listed or admitted to trading, or

(2) if such security is not listed or admitted to trading on a U.S. national securities exchange on that date of determination and the issuer of such security (which shall exclude ADSs, for the avoidance of doubt) is organized outside the United States, the last reported sale price, regular way, of the principal trading session on such date of the Exchange for such security (converted into U.S. dollars as provided under “—Delisting of Company Shares” below), in each case as determined by the Calculation Agent. If no such price is available pursuant to clauses (1) or (2) above, the Closing Price of such security on the applicable date of determination will be the arithmetic mean, as determined by the Calculation Agent, of the bid prices of the security obtained from as many dealers in such security (which may include CGMI or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the Calculation Agent. If no bid prices are provided from any third party dealers, the Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. If a Market Disruption Event (as defined below) occurs with respect to the applicable security on the applicable date of determination, the Calculation Agent may, in its sole discretion, determine the Closing Price of such security on such date either (x) pursuant to the two immediately preceding sentences or (y) if available, pursuant to clauses (1) or (2) above.

Consequences of a Market Disruption Event; Postponement of a Valuation Date

If a Market Disruption Event occurs with respect to any Underlying Shares on any scheduled Valuation Date, the Calculation Agent may, but is not required to, postpone the applicable Valuation Date to the next succeeding Scheduled Trading Day (as defined below) for such Underlying Shares on which a Market Disruption Event does not occur with respect to such Underlying Shares and on which another Valuation Date does not or is not deemed to occur; provided that a Valuation Date may not be postponed past the fifth Scheduled Trading Day for such Underlying Shares immediately following the date that was originally scheduled to be such Valuation Date (or, in the case of two or more consecutive Scheduled Trading Days that are each scheduled Valuation Dates, past the fifth Scheduled Trading Day immediately following the date that was originally scheduled to be the last of such consecutive Valuation Dates) or, in any event, past the Scheduled Trading Day immediately preceding the Maturity Date. Notwithstanding any such postponement of a Valuation Date, if the Securities are linked to two or more Underlying Shares and a Market Disruption Event occurs with respect to fewer than all applicable Underlying Shares on the originally scheduled Valuation Date, the Closing Price (or Trading Price (as defined below), if applicable) of the Underlying Shares for which a Market Disruption Event did not occur on that originally scheduled Valuation Date will be determined with respect to such Valuation Date on that originally scheduled Valuation Date (subject to the immediately following paragraph).

If any scheduled Valuation Date is not a Scheduled Trading Day with respect to any Underlying Shares, the applicable Valuation Date will be postponed to the earlier of (i) the next succeeding day that is a Scheduled Trading Day with respect to such Underlying Shares and on which another Valuation Date does not or is not deemed to occur and (ii) the Business Day immediately preceding the Maturity Date. Notwithstanding any such postponement of a Valuation Date, if the Securities are linked to two or more Underlying Shares and the originally scheduled Valuation Date is a Scheduled Trading Day with respect to at least one of the applicable Underlying Shares, the Closing Price (or Trading Price, if applicable) of any Underlying Shares for which that originally scheduled Valuation Date is a Scheduled Trading Day will be determined with respect to such Valuation Date on that originally scheduled Valuation Date (subject to the immediately preceding paragraph).

If a Market Disruption Event occurs on a Valuation Date and the Calculation Agent does not postpone the Valuation Date, or if the Valuation Date is postponed for any reason to the last date to which it may be postponed, in each case as described above, then the Closing Price to be determined on such date will be determined as set forth in the definition of “Closing Price” above (and, if applicable, the Trading Price to be determined on such date will be determined as set forth in the definition of “Trading Price” below). If two or more Valuation Dates are postponed to the same day and an average of the Closing Prices of the applicable Underlying Shares on two or more Valuation Dates is required to be determined, each Valuation Date that is postponed to such day shall be counted separately for purposes of determining such average.

Under the terms of the Securities, the Calculation Agent will be required to exercise discretion in determining (i) whether a Market Disruption Event has occurred; (ii) if a Market Disruption Event occurs, whether to postpone the Valuation Date as a result of the Market Disruption Event; and (iii) if a Market Disruption Event occurs on a date on which any Closing Price (or Trading Price, if applicable) is determined and the Closing Price (or Trading Price, if applicable) is available pursuant to clauses (1) or (2) of the definition of “Closing Price” (or “Trading Price,” if applicable), whether to determine such Closing Price (or Trading Price, if applicable) by reference to such clauses (1) or (2) or by reference to the alternative procedure described in the definition of “Closing Price” (or “Trading Price,” if applicable). In exercising this discretion, the Calculation Agent will be required to act in good faith and using its reasonable judgment, but it may take into account any factors it deems relevant, including, without limitation, whether the applicable event materially interfered with our ability or the ability of our hedging counterparty, which may be an affiliate of ours, to adjust or unwind all or a material portion of any hedge with respect to the Securities.

Certain Definitions

The “Closing Time” with respect to any Underlying Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below), on any day, means the Scheduled Closing Time (as defined below) of the Exchange for such Underlying Shares or other security on such day or, if earlier, the actual closing time of such Exchange on such day.

The “Exchange” for any Underlying Shares (or any other security) means the principal U.S. national securities exchange on which trading in such Underlying Shares or other security occurs (or, if such Underlying Shares or other security are not listed or admitted to trading on a U.S. national securities exchange, are issued by a company organized outside the United States and are listed or admitted to trading on a non-U.S. exchange or market, the principal non-U.S. exchange or market on which such Underlying Shares or other security are listed or admitted to trading), as determined by the Calculation Agent.

An “Exchange Business Day” means, with respect to any Underlying Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below), any Scheduled Trading Day for such Underlying Shares or other security on which the Exchange and each Related Exchange for such Underlying Shares or other security are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, with respect to any Underlying Shares (or any other security for which a Closing Price (or Trading Price, if applicable) must be determined), as determined by the Calculation Agent,

(1)	the occurrence or existence of any suspension of or limitation imposed on trading by the Exchange for such security or otherwise (whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise) relating to such security on such Exchange, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time;

(2)	the occurrence or existence of any suspension of or limitation imposed on trading by any Related Exchange for such security or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise) in futures or options contracts relating to such security, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time;

(3)	the occurrence or existence of any event (other than an Early Closure (as defined below)) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, such security on the Exchange for such security, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time;

(4)	the occurrence or existence of any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such security on any Related Exchange for such security, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time;

(5)	the closure on any Exchange Business Day of the Exchange or any Related Exchange for such security prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Closing Time on such Exchange Business Day (an “Early Closure”); or

(6)	the failure of the Exchange or any Related Exchange for such security to open for trading during its regular trading session.

If such Underlying Shares are ETF Shares, in addition to the foregoing events, a Market Disruption Event shall occur with respect to such ETF Shares if a Market Disruption Event would occur with respect to the index underlying such ETF (or with respect to any Successor ETF Underlying Index in the circumstances described under “—Delisting, Liquidation or Termination of an ETF” below) pursuant to the definition of “Market Disruption Event” under “—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” above.

A “Related Exchange” for any Underlying Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” below) means each exchange where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Underlying Shares or other security.

The “Scheduled Closing Time” on any day for any Exchange or Related Exchange is the scheduled weekday closing time of such Exchange or Related Exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

A “Scheduled Trading Day” with respect to any Underlying Shares means a day, as determined by the Calculation Agent, on which the Exchange, if any, and each Related Exchange, if any, for such Underlying Shares are scheduled to be open for trading for their respective regular trading sessions. In the case of any Underlying Shares that are not listed or admitted to trading on a U.S. national securities exchange and are issued by a company organized outside the United States (excluding any ADSs, for the avoidance of doubt), a Scheduled Trading Day must also be a Business Day. If on any relevant date any Underlying Shares have neither an Exchange nor a Related Exchange, then, with respect to such Underlying Shares, a Scheduled Trading Day shall mean a Business Day. Notwithstanding the foregoing, the Calculation Agent may, in its sole discretion, deem any day on which a Related Exchange for the applicable Underlying Shares is not scheduled to be open for trading for its regular trading session, but on which the Exchange for such Underlying Shares is scheduled to be open for its regular trading session, to be a Scheduled Trading Day.

Dilution and Reorganization Adjustments

If certain events occur that affect Underlying Shares to which the Securities are linked, each Relevant Price with respect to such Underlying Shares and, if applicable, the Equity Ratio, as well as any property we may deliver to you at maturity of the Securities, will be subject to adjustment as described below. For any such event, a “Relevant Price” is any price with respect to the applicable Underlying Shares that is (i) determined prior to the relevant Adjustment Date (as defined below) of such event and (ii) used in any calculation that also uses a price of the applicable Underlying Shares that is determined on a date on or after such Adjustment Date. For example, if what you receive at maturity of the Securities is based on (a) the percentage change from the Closing Price of the Underlying Shares on the Pricing Date (the “Initial Share Price”) to the Final Share Price and (b) whether the Final Share Price is greater than or less than a threshold price that is set at a specified percentage of the Initial Share Price on the Pricing Date (the “Threshold Price”), the Initial Share Price and the Threshold Price will each be a Relevant Price and subject to adjustment under the provisions set forth below. In addition, if a Reorganization Event (as defined below) or certain other events occur with respect to the Underlying Shares, other securities or property may be substituted for the original Underlying Shares for purposes of determining the Closing Price (or Trading Price, if applicable) of the Underlying Shares on and after the Adjustment Date for such event. Any of these adjustments could have an impact on whether you receive any contingent coupon payments during the term of the Securities, what you receive at maturity and, if applicable, whether the Securities are automatically called prior to maturity. CGMI, as Calculation Agent, will be responsible for the calculation of any adjustment described herein and will furnish the trustee with notice of any adjustment. The adjustments described below will be effected for events that have an applicable Adjustment Date from but excluding the Pricing Date to and including the final Valuation Date. If we deliver Underlying Shares at maturity, the Equity Ratio will be subject to adjustment for events with an Adjustment Date up to and including the Maturity Date.

No adjustments will be required other than those specified below. The adjustments specified in this section do not cover all events that could have a dilutive or adverse effect on the relevant Underlying Shares during the term of the Securities. See “Risk Factors Relating to the Securities—The securities will not be adjusted for all events that could affect the price of any underlying shares to which the securities are linked” above.

For purposes of this section, (i) in the case of Underlying Shares that are shares of a company or shares of an Underlying ETF, we use the term “Underlying Units” to refer to the applicable Underlying Shares, and references to “each” or “one” Underlying Unit are to each or one Share and (ii) in the case of Underlying Shares that are ADSs, we use the term “Underlying Units” to refer to the ordinary shares represented by such ADSs, and references to “each” or “one” Underlying Unit are to each or one such ordinary share.

With respect to Underlying Shares that are ADSs, the adjustments described below will not be made (i) if holders of the ADSs are not eligible to participate in the applicable transaction or event or (ii) if, and to the extent that, the Calculation Agent determines in its sole discretion that the Underlying Share Issuer (as defined below) or the depositary for the ADSs has made an adjustment to the number of ordinary shares represented by each ADS that corresponds to the adjustment that would otherwise be made as described below.

In this section, the term “Underlying Share Issuer” means the issuer of any Underlying Shares to which a particular issuance of Securities may be linked, except that, in the case of ADSs, the term Underlying Share Issuer means the issuer of the ordinary shares underlying such ADSs.

If the Securities are linked to a basket of Underlying Shares and the contribution of any Underlying Shares to the value of the basket is determined by multiplying the Closing Price of such Underlying Shares on the applicable Valuation Date by a multiplier initially fixed on the Pricing Date (a “Multiplier”), and if any event described below occurs that would otherwise require an adjustment to a Relevant Price, such Multiplier will be adjusted on the Adjustment Date for such event by dividing such Multiplier by the dilution adjustment fraction specified below with respect to the applicable event.

The Calculation Agent will have the discretion not to make any of the adjustments described below or to modify any of the adjustments described below if it determines that such adjustment would not be made in any relevant market for options or futures contracts relating to the applicable Underlying Shares (including, in the case of ETF Shares, options or futures contracts on the index underlying the applicable ETF) or that any adjustment made in such market would materially differ from the relevant adjustment described below.

Stock Dividends, Stock Splits and Reverse Stock Splits

If any Underlying Share Issuer:

(1) declares a record date in respect of, or pays or makes, a dividend or distribution, in each case of Underlying Units with respect to its Underlying Units (excluding any share dividend or distribution for which the number of shares paid or distributed is based on a fixed cash equivalent value (“Excluded Share Dividends”)),

(2) subdivides or splits its outstanding Underlying Units into a greater number of shares, or

(3) combines its outstanding Underlying Units into a smaller number of shares,

then, in each of these cases, each Relevant Price with respect to the applicable Underlying Shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the number of Underlying Units of such Underlying Share Issuer outstanding immediately prior to the open of business on the applicable Adjustment Date and (ii) the denominator of which will be the number of such Underlying Units outstanding immediately after giving effect to such event. If applicable, an adjustment will also be made to the Equity Ratio by dividing the Equity Ratio by that dilution adjustment.

Issuance of Certain Rights or Warrants

If any Underlying Share Issuer issues, or declares a record date in respect of an issuance of, rights or warrants, in each case to all holders of its Underlying Units entitling them to subscribe for or purchase such Underlying Units at a price per share less than the Then-Current Market Price of such Underlying Units, other than Excluded Rights (as defined below), then, in each case, each Relevant Price with respect to the applicable Underlying Shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the number of such Underlying Units outstanding immediately prior to the open of business on the applicable Adjustment Date, plus the number of additional Underlying Units which the aggregate offering price of the total number of Underlying Units offered for subscription or purchase pursuant to the rights or warrants would purchase at the Then-Current Market Price of such Underlying Units (which will be determined by multiplying the total number of Underlying Units so offered for subscription or purchase by the exercise price of the rights or warrants and dividing the product obtained by the Then-Current Market Price) and (ii) the denominator of which will be the number of such Underlying Units outstanding immediately prior to the open of business on the applicable Adjustment Date, plus the number of additional Underlying Units offered for subscription or purchase pursuant to the rights or warrants. If applicable, an adjustment will also be made to the Equity Ratio by dividing the Equity Ratio by that dilution adjustment. To the extent that, prior to the Maturity Date of the Securities, after the expiration of the rights or warrants, the applicable Underlying Share Issuer publicly announces the number of Underlying Units with respect to which such rights or warrants have been exercised and such number is less than the aggregate number offered, each applicable Relevant Price with respect to such Underlying Shares and, if applicable, the Equity Ratio will be further adjusted to equal the Relevant Price or Equity Ratio, as applicable, which would have been in effect had the adjustment for the issuance of the rights or warrants been made upon the basis of delivery of only the number of Underlying Units for which such rights or warrants were actually exercised.

“Excluded Rights” means (i) rights to purchase Underlying Units pursuant to a plan for the reinvestment of dividends or interest and (ii) rights that are not immediately exercisable, trade as a unit or automatically with the Underlying Units and may be redeemed by the Underlying Share Issuer.

The “Then-Current Market Price” of any Underlying Units, for the purpose of applying any dilution adjustment, means the average Closing Price per such Underlying Unit (determined in the case of ADSs by dividing the Closing Price of such ADSs by the number of Underlying Units then represented by one such ADS) for the ten Scheduled Trading Days ending on the Scheduled Trading Day immediately preceding the related Adjustment Date. For purposes of determining the Then-Current Market Price, if a Market Disruption Event occurs with respect to the applicable Underlying Shares on any such Scheduled Trading Day, the Calculation Agent may disregard the Closing Price on such Scheduled Trading Day for purposes of calculating such average; provided that the Calculation Agent may not disregard more than five Scheduled Trading Days in such ten–Scheduled Trading Day period.

Spin-offs and Certain Other Non-Cash Distributions

If any Underlying Share Issuer (a) declares a record date in respect of, or pays or makes, a dividend or distribution, in each case to all holders of its Underlying Units, of any class of its capital stock, the capital stock of one or more of its subsidiaries (excluding any capital stock of a subsidiary in the form of Marketable Securities (as defined below)), evidences of its indebtedness or other non-cash assets or (b) issues to all holders of its Underlying Units, or declares a record date in respect of an issuance to all holders of its Underlying Units of, rights or warrants to subscribe for or purchase any of its or one or more of its subsidiaries’ securities, in each case excluding any share dividends or distributions referred to above, Excluded Share Dividends, any rights or warrants referred to above, Excluded Rights and any reclassification referred to below, then, in each of these cases, each Relevant Price with respect to the applicable Underlying Shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the Then-Current Market Price of one such Underlying Unit less the fair market value as of open of business on the Adjustment Date of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one Underlying Unit of such Underlying Share Issuer and (ii) the denominator of which will be the Then-Current Market Price of one such Underlying Unit. If applicable, an adjustment will also be made to the Equity Ratio by dividing the Equity Ratio by that dilution adjustment. If any capital stock declared or paid as a dividend or otherwise distributed or issued to all holders of the applicable Underlying Units consists, in whole or in part, of Marketable Securities (other than Marketable Securities of a subsidiary of the applicable Underlying Share Issuer), then the fair market value of such Marketable Securities will be determined by the Calculation Agent by reference to the Closing Price of such capital stock. The fair market value of any other distribution or issuance referred to in this paragraph will be determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings Inc., whose determination will be final.

Notwithstanding the foregoing, in the event that, with respect to any dividend, distribution or issuance to which the immediately preceding paragraph would otherwise apply, the numerator in the fraction referred to in such paragraph is less than $1.00 or is a negative number, then Citigroup Global Markets Holdings Inc. may, at its option, elect to have the adjustment to each Relevant Price with respect to the applicable Underlying Shares and, if applicable, the Equity Ratio provided by such paragraph not be made and, in lieu of this adjustment, the Closing Price (or Trading Price, if applicable) of such Underlying Shares on any date of determination thereafter will be deemed to be equal to the sum of (i) the Closing Price (or Trading Price, if applicable) of such Underlying Shares on such date and (ii) the fair market value of the capital stock, evidences of indebtedness, assets, rights or warrants (determined, as of open of business on the Adjustment Date, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings Inc., whose determination will be final) so distributed or issued applicable to one Share. If, based on the Closing Price (or Trading Price, if applicable) of such Underlying Shares as so determined, any specified condition is met so that, pursuant to the applicable pricing supplement (but for this sentence), holders are to receive a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares for each Security held at maturity, then in lieu thereof each holder of the Securities will receive per Security at maturity (x) a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares (or, if we exercise our cash election right, the cash value thereof based on the Final Share Price of such Underlying Shares) and (y) the fair market value determined pursuant to clause (ii) of the immediately preceding sentence multiplied by the Equity Ratio with respect to such Underlying Shares as of the relevant Adjustment Date. In the case of Securities based upon ADSs, the capital stock, evidences of indebtedness, assets, rights or warrants applicable to one Share is equal to the capital stock, evidences of indebtedness, assets, rights or warrants applicable to one ordinary share represented by such ADSs multiplied by the number of such ordinary shares represented by one such ADS.

If any Underlying Share Issuer declares a record date in respect of, or pays or makes, a dividend or distribution, in each case to all holders of its Underlying Units of the capital stock of one or more of its subsidiaries in the form of Marketable Securities, the Closing Price (or Trading Price, if applicable) of the applicable Underlying Shares on any date of determination from and after open of business on the Adjustment Date will in each case equal the Closing Price (or Trading Price, if applicable) of such Underlying Shares plus the product of (i) the Closing Price (or Trading Price, if applicable) of such shares of subsidiary capital stock on such date and (ii) the number of shares of such subsidiary capital stock distributed per Share. If, based on the Closing Price (or Trading Price, if applicable) of such Underlying Shares as so determined, any specified condition is met so that, pursuant to the applicable pricing supplement (but for this sentence), holders are to receive a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares for each Security held at maturity, then in lieu thereof each holder of the Securities will receive per Security at maturity (x) a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares (or, if we exercise our cash election right, the cash value thereof based on the Final Share Price of such Underlying Shares) and (y) the number of shares of such subsidiary capital stock distributed per Share multiplied by the Equity Ratio with respect to such Underlying Shares as of the relevant Adjustment Date (or, if we exercise our cash election right, the cash value thereof based on the Closing Price of such shares of subsidiary capital stock on the final Valuation Date). In the case of Securities based upon ADSs, the number of shares of such subsidiary capital stock distributed per Share is equal to the number of such shares distributed per ordinary share represented by such ADS multiplied by the number of such ordinary shares represented by one such ADS. In the event an adjustment pursuant to this paragraph occurs, following such adjustment, the adjustments described in this section “—Dilution and Reorganization Adjustments” will also apply to such subsidiary capital stock if any of the events described in this section “—Dilution and Reorganization Adjustments” occurs with respect to such capital stock.

Certain Extraordinary Cash Dividends

If any Underlying Share Issuer declares a record date in respect of a distribution of cash, by dividend or otherwise, to all holders of its Underlying Units, other than (a) any Permitted Dividends described below, (b) any cash distributed in consideration of fractional shares of the Underlying Units and (c) any cash distributed in a Reorganization Event referred to below, then in each case each Relevant Price with respect to the applicable Underlying Shares will be multiplied by a dilution adjustment equal to a fraction, (i) the numerator of which will be the Then-Current Market Price of the applicable Underlying Units less the amount of the distribution applicable to one Underlying Unit which would not be a Permitted Dividend (such amount, the “Extraordinary Portion”) and (ii) the denominator of which will be the Then-Current Market Price of the applicable Underlying Units. If applicable, an adjustment will also be made to the Equity Ratio by dividing the Equity Ratio by that dilution adjustment. In the case of an Underlying Share Issuer that is organized outside the United States, in order to determine the

Extraordinary Portion, the amount of the distribution will be reduced by any applicable foreign withholding taxes that would apply to dividends or other distributions paid to a U.S. person that claims any reduction in such taxes to which a U.S. person would generally be entitled under an applicable U.S. income tax treaty, if available.

A “Permitted Dividend” is (1) any distribution of cash, by dividend or otherwise, to all holders of the applicable Underlying Units other than to the extent that such distribution, together with all other such distributions in the same quarterly fiscal period of the applicable Underlying Share Issuer with respect to which an adjustment to each Relevant Price and, if applicable, the Equity Ratio under this section “—Certain Extraordinary Cash Dividends” has not previously been made, per Underlying Unit exceeds the sum of (a) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the immediately preceding quarterly fiscal period, if any, per Underlying Unit and (b) 10% of the Closing Price of the Underlying Units (determined in the case of ADSs by dividing the Closing Price of such ADSs by the number of Underlying Units then represented by one such ADS) on the date of declaration of such distribution, and (2) any cash dividend or distribution made in the form of a fixed cash equivalent value for which the holders of the applicable Underlying Units have the option to receive either a number of Underlying Units or a fixed amount of cash. If the applicable Underlying Share Issuer pays a dividend on an annual basis rather than a quarterly basis, the Calculation Agent will make such adjustments to this provision as it deems appropriate.

Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which the first paragraph under this section“—Certain Extraordinary Cash Dividends” would otherwise apply, the numerator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then Citigroup Global Markets Holdings Inc. may, at its option, elect to have the adjustment provided by such paragraph not be made and, in lieu of this adjustment, the Closing Price (or Trading Price, if applicable) of the applicable Underlying Shares on any date of determination from and after open of business on the Adjustment Date will be deemed to be equal to the sum of (i) the Closing Price (or Trading Price, if applicable) of the applicable Underlying Shares on such date and (ii) the amount of cash so distributed applicable to one Share. If, based on the Closing Price (or Trading Price, if applicable) of such Underlying Shares as so determined, any specified condition is met so that, pursuant to the applicable pricing supplement (but for this sentence), holders are to receive a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares for each Security held at maturity, then in lieu thereof each holder of the Securities will receive per Security at maturity (x) a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares (or, if we exercise our cash election right, the cash value thereof based on the Final Share Price of such Underlying Shares) and (y) cash in an amount per Security equal to the Equity Ratio with respect to such Underlying Shares as of the Adjustment Date for such distribution multiplied by the amount of cash determined pursuant to clause (ii) of the immediately preceding sentence. In the case of Securities based upon ADSs, the amount of cash applicable to one Share is equal to the amount of cash applicable to one ordinary share represented by such ADSs multiplied by the number of such ordinary shares represented by one such ADS.

Certain Changes to the Number of Underlying Units Represented by ADSs

With respect to any Underlying Shares that are ADSs, if the number of ordinary shares represented by each such ADS changes other than in connection with an event described above in this section “—Dilution and Reorganization Adjustments”, then each Relevant Price will be adjusted proportionately.

Reorganization Events

In the event of any of the following “Reorganization Events” with respect to any Underlying Share Issuer:

•	such Underlying Share Issuer reclassifies its Underlying Units, including, without limitation, in connection with the issuance of tracking stock,

•	any consolidation or merger of such Underlying Share Issuer, or any surviving entity or subsequent surviving entity of such Underlying Share Issuer, with or into another entity, other than a merger or consolidation in which such Underlying Share Issuer is the continuing company and in which the Underlying Units of such Underlying Share Issuer outstanding immediately before the merger or consolidation are not exchanged for cash, securities or other property of such Underlying Share Issuer or another issuer,

•	any sale, transfer, lease or conveyance to another company of the property of such Underlying Share Issuer or any successor as an entirety or substantially as an entirety,

•	any statutory exchange of Underlying Units of such Underlying Share Issuer with securities of another issuer, other than in connection with a merger or acquisition,

•	another entity completes a tender or exchange offer for all the outstanding Underlying Units of such Underlying Share Issuer, or

•	any liquidation, dissolution or winding up of such Underlying Share Issuer (other than an Underlying Share Issuer that is an ETF) or any successor of such Underlying Share Issuer,

the Closing Price (or Trading Price, if applicable) of the applicable Underlying Shares on any date of determination from and after the open of business on the Adjustment Date will, in each case, be deemed to be equal to the Transaction Value on such date. The Calculation Agent will determine in its sole discretion whether a transaction constitutes a Reorganization Event as defined above, including whether a transaction constitutes a sale, transfer, lease or conveyance to another company of the property of the applicable Underlying Share Issuer or any successor “as an entirety or substantially as an entirety.” The Calculation Agent will have significant discretion in determining what “substantially as an entirety” means and may exercise that discretion in a manner that may be adverse to the interests of holders of the Securities.

The “Transaction Value” will equal (i) for Underlying Shares other than ADSs, the sum of (1), (2) and (3) below or (ii) for Underlying Shares that are ADSs, the number of ordinary shares of the applicable Underlying Share Issuer represented by each ADS immediately prior to the effective date of the applicable Reorganization Event multiplied by the sum of (1), (2) and (3) below:

(1)	for any cash received in a Reorganization Event, the amount of cash received per Underlying Unit,

(2)	for any property other than cash or Marketable Securities received in a Reorganization Event, an amount equal to the fair market value on the effective date of the Reorganization Event of that property received per Underlying Unit, as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings Inc., whose determination will be final, and

(3)	for any Marketable Securities received in a Reorganization Event, an amount equal to the Closing Price (or Trading Price, if applicable) per unit of these Marketable Securities on the applicable date of determination multiplied by the number of these Marketable Securities received per Underlying Unit, plus, in each case, if the applicable Underlying Shares continue to be outstanding following the Reorganization Event, the Closing Price (or Trading Price, if applicable) of such Underlying Shares.

“Marketable Securities” are any perpetual equity securities or debt securities with a stated maturity after the Maturity Date, in each case that are listed on a U.S. national securities exchange. The number of shares of any equity securities constituting Marketable Securities included in the calculation of Transaction Value pursuant to clause (3) above will be adjusted if any event occurs with respect to the Marketable Securities or the issuer of the Marketable Securities between the time of the Reorganization Event and the final Valuation Date that would have required an adjustment as described above, had it occurred with respect to the Underlying Units or the Underlying Share Issuer. Adjustment for these subsequent events will be as nearly equivalent as practicable to the adjustments described above, as determined by the Calculation Agent.

In the case of Underlying Shares that are shares of a company or ETF, if the applicable Underlying Units have been subject to a Reorganization Event and any specified condition is met so that, pursuant to the applicable pricing supplement (but for this sentence), holders are to receive a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares for each Security held at maturity, then in lieu thereof each holder of the Securities will receive per Security at maturity (i) cash in an amount equal to the Equity Ratio with respect to such Underlying Shares as of the relevant Adjustment Date multiplied by the sum of clauses (1) and (2) in the definition of “Transaction Value” above, (ii) if the applicable Underlying Shares continue to be outstanding following the effective date of the Reorganization Event, a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares (or, if we exercise our cash election right, the cash value thereof based on the Closing Price of such Underlying Shares (determined without regard to the provisions of this “—Reorganization Events” section) on the final Valuation Date) and (iii) the number of Marketable Securities received per Underlying Unit in the Reorganization Event multiplied by the Equity Ratio with respect to such Underlying Shares as of the relevant Adjustment Date (or, if we exercise our cash election right, the cash value thereof based on the Closing Price of the Marketable Securities on the final Valuation Date).

In the case of Underlying Shares that are ADSs, if the applicable Underlying Units have been subject to a Reorganization Event and any specified condition is met so that, pursuant to the applicable pricing supplement (but for this sentence), holders are to receive a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares for each Security held at maturity, then in lieu thereof each holder of the Securities will receive per Security at maturity (i) cash in an amount equal to the Equity Ratio with respect to such Underlying Shares as of the relevant Adjustment Date multiplied by the product of (x) the sum of clauses (1) and (2) in the definition of “Transaction Value” above and (y) the number of ordinary shares represented by each ADS immediately prior to the effective date of the Reorganization Event, (ii) if the applicable Underlying Shares continue to be outstanding following the effective date of the Reorganization Event, a number of such Underlying Shares equal to the Equity Ratio with respect to such Underlying Shares (or, if we exercise our cash election right, the cash value thereof based on the Closing Price of such Underlying Shares (determined without regard to the provisions of this “—Reorganization Events” section) on the final Valuation Date) and (iii) the number of Marketable Securities received per Underlying Unit in the Reorganization Event multiplied by the product of (x) the number of ordinary shares represented by each ADS immediately prior to the effective date of the Reorganization Event and (y) the Equity Ratio with respect to such Underlying Shares as of the relevant Adjustment Date (or, if we exercise our cash election right, the cash value thereof based on the Closing Price of the Marketable Securities on the final Valuation Date).

Notwithstanding the foregoing, in the case of Underlying Shares that are ADSs, we will not make any adjustment under this section “—Reorganization Events” if, and to the extent that, the Calculation Agent determines in its sole discretion that the Underlying Share Issuer or the depositary for the ADSs has made an adjustment to the property represented by each ADS that corresponds to the adjustment that would otherwise be made pursuant to this section.

Certain General Provisions

The adjustments described in this section will be effected at the open of business on the applicable date specified below (such date, the “Adjustment Date”):

•	in the case of any dividend, distribution or issuance, on the applicable Ex-Date (as defined below),

•	in the case of any subdivision, split, combination or reclassification, on the effective date thereof,

•	in the case of any Reorganization Event, on the effective date of the Reorganization Event, and

•	in the case of any change to the number of Underlying Units represented by each ADS, on the effective date of such change.

All adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in any Relevant Price with respect to any Underlying Shares will be required unless the adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution or issuance requiring an adjustment as described herein is subsequently canceled by the applicable Underlying Share Issuer, or this dividend, distribution or issuance fails to receive requisite approvals or fails to occur for any other reason, in each case prior to the Maturity Date of the Securities, then, upon such cancellation, failure of approval or failure to occur, each applicable Relevant Price and, if applicable, the Equity Ratio will be further adjusted to the Relevant Price or Equity Ratio, as applicable, that would have then been in effect had adjustment for the event not been made. All adjustments to any Relevant Price and, if applicable, the Equity Ratio shall be cumulative, such that if more than one adjustment is required to a Relevant Price or the Equity Ratio, each subsequent adjustment will be made to the Relevant Price or the Equity Ratio as previously adjusted.

The “Ex-Date” relating to any dividend, distribution or issuance is the first date on which the applicable Underlying Shares trade in the regular way on their principal market without the right to receive such dividend, distribution or issuance from the Underlying Share Issuer or, if applicable, from the seller on such market (in the form of due bills or otherwise).

For the purpose of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the Calculation Agent may determine.

Delisting of Company Shares

The following adjustments and provisions will apply to Securities linked to Underlying Shares that are Company Shares:

If any Company Shares to which the Securities are linked are delisted from their Exchange (other than in connection with a Reorganization Event) and not then or immediately thereafter listed on another U.S. national securities exchange (a “Delisting Event”), we will have the right, but not the obligation, to call the Securities for redemption on the third Business Day following the last Scheduled Trading Day for such Company Shares on which they are scheduled to trade on such Exchange; provided that, if public notice of such delisting is not provided at least five Business Days prior to such last Scheduled Trading Day, we may in our reasonable judgment specify a date later than such third Business Day as the date of redemption. If we elect to exercise such call right, we will provide to the trustee, and either we or the trustee (at our request) will provide to holders of the Securities (which shall be DTC for so long as the Securities are held in book-entry form), at least five Business Days’ notice of our election.

If we exercise this call right, we will redeem each Security for an amount in cash equal to the amount to be received on the Maturity Date, calculated as though the Last Valid Trading Day (as defined below) were the final Valuation Date. For purposes of the immediately preceding sentence, the portion of such payment attributable to the final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date (or the issue date, if there is no such contingent coupon payment date) to but excluding the date of redemption.

The “Last Valid Trading Day” means the last Scheduled Trading Day for the applicable Company Shares on which they are scheduled to trade on their Exchange; provided that, if the Closing Price of any Company Shares is not available pursuant to clause (1) or (2) of the definition of “Closing Price” or a Market Disruption Event occurs with respect to any Company Shares on such last Scheduled Trading Day, the Calculation Agent may, but is not required to, deem the Last Valid Trading Day with respect to the affected Company Shares to be the first Scheduled Trading Day for such Company Shares preceding such last Scheduled Trading Day on which such Closing Price was available pursuant to clause (1) or (2) of the definition of “Closing Price” and a Market Disruption Event did not occur with respect to such Company Shares.

If a Delisting Event occurs and we do not exercise our right to call the Securities pursuant to the immediately preceding paragraph, then the Calculation Agent may, but is not required to, select Successor Shares (as defined below) to be the applicable Company Shares in accordance with the following paragraphs prior to open of business on the first Scheduled Trading Day for such Company Shares on which those Company Shares are no longer listed or admitted to trading on their Exchange (the “Change Date”).

The “Successor Shares” with respect to any Company Shares will be shares (which may be ADSs) of an Eligible Company (as defined below) selected by the Calculation Agent in its sole discretion from among the shares of the Top Three Eligible Companies. The “Top Three Eligible Companies” are the three (or fewer, if the Calculation Agent cannot identify three) Eligible Companies whose shares are, in the Calculation Agent’s sole determination, the most comparable to the applicable original Company Shares, taking into account such factors as the Calculation Agent deems relevant (including, without limitation, market capitalization, dividend history, trading characteristics, liquidity and share price volatility), excluding (i) any shares that are subject to a trading restriction under the trading restriction policies of Citigroup Global Markets Holdings Inc. or any of its affiliates that would materially limit our ability or the ability of any of our affiliates to hedge the Securities with respect to the shares and (ii) any other shares that the Calculation Agent determines, in its sole discretion, not to select as Successor Shares based on legal or regulatory considerations. An “Eligible Company” is a company that (x) is organized in, or the principal executive office of which is located in, the country in which the applicable original Underlying Share Issuer is organized or has its principal executive office, (y) has shares (which may include ADSs) that are listed or admitted to trading on the New York Stock Exchange or The NASDAQ Stock Market and (z) has the same Global Industry Classification Standard (“GICS”) sub-industry code as the applicable original Underlying Share Issuer; provided that, if the Calculation Agent determines that no shares of a company meeting the criteria set forth in clauses (x), (y) and (z) are sufficiently comparable to the original Company Shares to select as Successor Shares, the Calculation Agent may treat as an Eligible Company any company that meets the criteria set forth in clauses (x) and (y) and has the same GICS industry group code as the applicable original Underlying Share Issuer; provided further that, if the Calculation Agent determines that no shares of a company meeting the criteria set forth in the immediately preceding proviso are sufficiently comparable to the original Company Shares to select as Successor Shares, the Calculation Agent may treat as an Eligible Company any company that meets the criteria set forth in clauses (y) and (z). If no GICS sub-industry or industry group code has been assigned to any applicable company, the Calculation Agent may select a GICS sub-industry and industry group code, as applicable, for such company in its sole discretion. Notwithstanding the foregoing, if the applicable original Company Shares are ADSs, the Calculation Agent may select the ordinary shares represented by such ADSs (the “Original Ordinary Shares”) to be the Successor Shares regardless of the criteria that would otherwise apply in the selection of Successor Shares.

Upon the selection of any Successor Shares by the Calculation Agent, on and after the Change Date, references in this product supplement or the applicable pricing supplement to the applicable Company Shares will no longer be deemed to refer to the original Company Shares and will be deemed instead to refer to the applicable Successor Shares for all purposes, and references in this product supplement or the applicable pricing supplement to the Underlying Share Issuer of those Company Shares will be deemed to be to the issuer of such Successor Shares (or, in the case of Successor Shares that are ADSs, the issuer of the ordinary shares represented by such ADSs). Upon the selection of any Successor Shares by the Calculation Agent, on and after the Change Date, each applicable Relevant Price will be equal to the Relevant Price of the applicable original Company Shares immediately prior to the Change Date divided by a factor determined by the Calculation Agent in good faith, taking into account, among other things, the Closing Price of the applicable original Company Shares on the Last Valid Trading Day. If applicable, an adjustment will also be made to the Equity Ratio by multiplying the Equity Ratio by that factor. In the case of Successor Shares that are the Original Ordinary Shares, such factor shall be the number of ordinary shares of the applicable Underlying Share Issuer represented by a single ADS as of the Last Valid Trading Day. Each Relevant Price and, if applicable, the Equity Ratio for the Successor Shares as so determined will be subject to adjustment for certain corporate events related to the Successor Shares occurring on or after the Change Date in accordance with “—Dilution and Reorganization Adjustments.”

With respect to Successor Shares that are the Original Ordinary Shares, on and after the Change Date, the Closing Price (or Trading Price, if applicable) of such Successor Shares will be expressed in U.S. dollars by converting the Closing Price (or Trading Price, if applicable), if necessary, on any Valuation Date into U.S. dollars at the rate of the local currency of the applicable Company Shares relative to the U.S. dollar using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the relevant date, or if this rate is unavailable, such rate as the Calculation Agent may determine.

The Calculation Agent will cause notice of the selection of Successor Shares and the calculation of each Relevant Price and, if applicable, the Equity Ratio as described above for the Successor Shares to be furnished to us and the trustee.

Delisting, Liquidation or Termination of an ETF

The following adjustments and provisions will apply to Securities linked to Underlying Shares that are ETF Shares:

If any ETF Shares are delisted from their Exchange (other than in connection with a Reorganization Event) and not then or immediately thereafter listed on another U.S. national securities exchange, or if the applicable ETF is liquidated or otherwise terminated (each, a “Termination Event”), the Calculation Agent may substitute for such ETF Shares the securities of another ETF that the Calculation Agent determines, in its sole discretion, is comparable to such ETF (any such securities, “Successor ETF Shares”). If the Calculation Agent selects any such Successor ETF Shares, such Successor ETF Shares will be substituted for such ETF Shares for all purposes of the Securities, including but not limited to determining the Closing Price (or Trading Price, if applicable) of such Underlying Shares on any date of determination. In such event, the Calculation Agent will make such adjustments to any Relevant Price or, if applicable, Multiplier as it determines are appropriate in the circumstances. Upon any selection by the Calculation Agent of Successor ETF Shares, the Calculation Agent will cause notice thereof to be furnished to us and the trustee.

If as of any date of determination the Calculation Agent has not selected any Successor ETF Shares that are available on such date of determination, the Closing Price (or Trading Price, if applicable) of the applicable ETF Shares on such date of determination will be determined by the Calculation Agent, in its sole discretion, and will be equal to (i) the Closing Level (as defined above under “—Certain Additional Terms for Securities Linked to an Underlying Index—Determining the Closing Level”) or Intra-Day Level (as defined above under “—Certain Additional Terms for Securities Linked to an Underlying Index—Index-Linked Securities With an Observation Period”), as applicable, of the index underlying the applicable ETF (the “Underlying ETF Index”) (or any Successor ETF Underlying Index, as defined below) multiplied by (ii) a fraction, (x) the numerator of which is the Closing Price of the ETF Shares on the last Scheduled Trading Day for such ETF Shares prior to the occurrence of such Termination Event on which a Closing Price was available (solely pursuant to clause (1) of the definition of “Closing Price”) and (y) the denominator of which is the Closing Level of the Underlying ETF Index (or any Successor ETF Underlying Index) on such last Scheduled Trading Day. The Calculation Agent will cause notice of the Termination Event and calculation of the Closing Price (or Trading Price, if applicable) as described above to be furnished to us and the trustee.

If the Closing Price (or Trading Price, if applicable) of any ETF Shares is determined by reference to the Underlying ETF Index as described above, and the Underlying ETF Index is (i) not calculated and announced by the publisher of the Underlying ETF Index but is calculated and announced by a successor publisher acceptable to the Calculation Agent or (ii) replaced by a successor underlying index that the Calculation Agent determines, in its sole discretion, uses the same or a substantially similar formula for and method of calculation as used in the calculation of that Underlying ETF Index, in each case the Calculation Agent may deem that underlying index (the “Successor ETF Underlying Index”) to be the applicable Underlying ETF Index and will calculate the Closing Level (or Intra-Day Level, if applicable) of that Underlying ETF Index by reference to the Closing Level (or Intra-Day Level, if applicable) of that Successor ETF Underlying Index. In such event, the Calculation Agent will make such adjustments, if any, to any level of the Underlying ETF Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. Upon any selection by the Calculation Agent of a Successor ETF Underlying Index, the Calculation Agent will cause notice to be furnished to us and the trustee.

If the Closing Price (or Trading Price, if applicable) of ETF Shares is determined by reference to the Underlying ETF Index as described above, and at any time the publisher of the Underlying ETF Index (i) announces that it will make a material change in the formula for or the method of calculating the Underlying ETF Index or in any other way materially modifies the Underlying ETF Index (other than a modification prescribed in that formula or method to maintain the Underlying ETF Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels the Underlying ETF Index and no Successor ETF Underlying Index is chosen as described above, then the Calculation Agent will calculate the level of the Underlying ETF Index on each subsequent date of determination in accordance with the formula for and method of calculating the Underlying ETF Index last in effect prior to the change or cancellation, but using only those securities included in the Underlying ETF Index immediately prior to such change or cancellation. Such level, as calculated by the Calculation Agent, will be substituted for the relevant level of the Underlying ETF Index for all purposes. In such event, the

Calculation Agent will make such adjustments, if any, to any level of the Underlying ETF Index that is used for purposes of the Securities as it determines are appropriate in the circumstances.

Notwithstanding these alternative arrangements, the delisting of any ETF Shares, the liquidation or termination of any applicable ETF or the discontinuance of the publication of any applicable Underlying ETF Index may adversely affect the value of the Securities.

Share-Linked Securities With an Observation Period

The applicable pricing supplement for certain Securities linked to Underlying Shares may specify that any payment on the Securities is contingent on the occurrence or non-occurrence of a Trigger Event during a specified period of time consisting of two or more Scheduled Trading Days (an “Observation Period”). The following additional terms apply to Securities linked to Underlying Shares for which an Observation Period is applicable.

If the last day of the Observation Period is a Valuation Date, any postponement of such Valuation Date will not extend such Observation Period. For the avoidance of doubt, no day included in an Observation Period is a Valuation Date unless such day is specifically designated in the applicable pricing supplement as a Valuation Date.

The applicable pricing supplement will specify whether the Trigger Event is based on the Closing Price or the Trading Price of the applicable Underlying Shares. The “Trading Price” of any Underlying Shares (or any other security in the circumstances described under “—Dilution and Reorganization Adjustments” above) at any time on any date of determination will be:

(1) if the applicable security is listed or admitted to trading on a U.S. national securities exchange on that date of determination, the most recently reported sale price, regular way, of the principal trading session on that date on the Exchange for such security, or

(2) if such security is not listed or admitted to trading on a U.S. national securities exchange on that date of determination and the issuer of such security (which shall exclude ADSs, for the avoidance of doubt) is organized outside the United States, the most recently reported sale price, regular way, of the principal trading session on the Exchange for such security (converted into U.S. dollars as provided under “—Delisting of Company Shares” above), in each case as determined by the Calculation Agent. If no such price is available pursuant to clauses (1) or (2) above for more than, in the aggregate, two hours of trading of the principal trading session on the applicable Exchange or a Market Disruption Event occurs with respect to such security on a date of determination, the Calculation Agent may, in its sole discretion, determine one Trading Price for the applicable security for the period during which such price is unavailable or such Market Disruption Event is continuing, and such Trading Price will be (a) the arithmetic mean, as determined by the Calculation Agent, of the bid prices of the security obtained from as many dealers in such security (which may include CGMI or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the Calculation Agent, or (b) if no bid prices are provided from any third party dealers, the Trading Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. Solely for purposes of this paragraph, a Market Disruption Event will be deemed to occur with respect to the Underlying Shares if, in addition to any of the events described in the definition of “Market Disruption Event” above, any of the events described in clauses (1) through (4) of such definition (disregarding the time period specified in such clauses) occurs for more than two hours of trading during the principal trading session of the relevant Exchange or any Related Exchange, as applicable.

Certain Additional Terms for Securities Linked to an Underlying Index

Determining the Closing Level

If the Securities are linked to an Underlying Index, the performance of the Securities will depend on the Closing Level of the Underlying Index on specified Valuation Dates, unless otherwise specified in the applicable pricing supplement.

The “Closing Level” of an Underlying Index on any date of determination will be the closing level of such Underlying Index on such day as published by the publisher of such Underlying Index (the “Underlying Index Publisher”), subject to the terms described under “—Discontinuance or Material Modification of an Underlying Index” below. If the closing level is not published by the Underlying Index Publisher on any date of determination, the Closing Level on that date will be the closing level of such Underlying Index as calculated by the Calculation Agent in accordance with the formula for and method of calculating that Underlying Index last in effect prior to the failure to publish, but using only those securities included in that Underlying Index immediately prior to such failure to publish. If a Market Disruption Event (as defined below) occurs with respect to the Underlying Index on any date of determination, the Calculation Agent may, in its sole discretion, determine the Closing Level of the Underlying Index on such date either (x) pursuant to the immediately preceding sentence (using its good faith estimate of the value of any security included in the Underlying Index as to which an event giving rise to the Market Disruption Event has occurred) or (y) if available, using the closing level of the Underlying Index on such day as published by the Underlying Index Publisher.

Consequences of a Market Disruption Event; Postponement of a Valuation Date

If a Market Disruption Event occurs with respect to an Underlying Index on any scheduled Valuation Date, the Calculation Agent may, but is not required to, postpone the applicable Valuation Date to the next succeeding Scheduled Trading Day (as defined below) for such Underlying Index on which a Market Disruption Event does not occur with respect to such Underlying Index and on which another Valuation Date does not or is not deemed to occur; provided that a Valuation Date may not be postponed past the fifth Scheduled Trading Day for such Underlying Index immediately following the date that was originally scheduled to be such Valuation Date (or, in the case of two or more consecutive Scheduled Trading Days that are each scheduled Valuation Dates, past the fifth Scheduled Trading Day immediately following the date that was originally scheduled to be the last of such consecutive Valuation Dates) or, in any event, past the Scheduled Trading Day immediately preceding the Maturity Date. Notwithstanding any such postponement of a Valuation Date, if the Securities are linked to two or more Indices and a Market Disruption Event occurs with respect to fewer than all applicable Indices on the originally scheduled Valuation Date, the Closing Level (or Intra-Day Level (as defined below), if applicable) of each Underlying Index for which a Market Disruption Event did not occur on that originally scheduled Valuation Date will be determined with respect to such Valuation Date on that originally scheduled Valuation Date (subject to the immediately following paragraph).

If any scheduled Valuation Date is not a Scheduled Trading Day with respect to an Underlying Index, the applicable Valuation Date will be postponed to the earlier of (i) the next succeeding day that is a Scheduled Trading Day with respect to such Underlying Index and on which another Valuation Date does not or is not deemed to occur and (ii) the Business Day immediately preceding the Maturity Date. Notwithstanding any such postponement of a Valuation Date, if the Securities are linked to two or more Indices and the originally scheduled Valuation Date is a Scheduled Trading Day with respect to at least one applicable Underlying Index, the Closing Level (or Intra-Day Level, if applicable) of each Underlying Index for which that originally scheduled Valuation Date is a Scheduled Trading Day will be determined with respect to such Valuation Date on that originally scheduled Valuation Date (subject to the immediately preceding paragraph).

If a Market Disruption Event occurs on a Valuation Date and the Calculation Agent does not postpone the Valuation Date, or if the Valuation Date is postponed for any reason to the last date to which it may be postponed, in each case as described above, then the Closing Level to be determined on such date will be determined as set forth in the definition of “Closing Level” above (and, if applicable, the Intra-Day Level to be determined on such date will be determined as set forth in the definition of “Intra-Day Level” below). If two or more Valuation Dates are postponed to the same day and an average of the Closing Levels of an Underlying Index on two or more Valuation Dates is required to be determined, each Valuation Date that is postponed to such day shall be counted separately for purposes of determining such average.

Under the terms of the Securities, the Calculation Agent will be required to exercise discretion in determining (i) whether a Market Disruption Event has occurred; (ii) if a Market Disruption Event occurs, whether to postpone the Valuation Date as a result of the Market Disruption Event; and (iii) if a Market Disruption Event occurs on a date on which any Closing Level (or Intra-Day Level, if applicable) is determined and the closing level (or intra-day level, if applicable) is available as published by the Underlying Index Publisher, whether to determine such Closing

Level (or Intra-Day Level, if applicable) by reference to such published level or by reference to the alternative procedure described in the definition of “Closing Level” (or “Intra-Day Level,” if applicable). In exercising this discretion, the Calculation Agent will be required to act in good faith and using its reasonable judgment, but it may take into account any factors it deems relevant, including, without limitation, whether the applicable event materially interfered with our ability or the ability of our hedging counterparty, which may be an affiliate of ours, to adjust or unwind all or a material portion of any hedge with respect to the Securities.

Certain Definitions

The following definitions apply with respect to any Underlying Index, except as provided below under “—Certain Alternative Definitions for Multiple Exchange Indices.”

The “Closing Time” on any day for any Exchange or Related Exchange is the Scheduled Closing Time for such Exchange or Related Exchange on such day or, if earlier, the actual closing time of such Exchange or Related Exchange on such day.

An “Exchange” means, with respect to any security included in an Underlying Index, the principal exchange or market on which trading in such security occurs.

An “Exchange Business Day” means, with respect to any Underlying Index, any Scheduled Trading Day for such Underlying Index on which the Exchange(s) for each security included in such Underlying Index and each Related Exchange for such Underlying Index are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, with respect to any Underlying Index, as determined by the Calculation Agent,

(1)	the occurrence or existence of any suspension of or limitation imposed on trading by the relevant Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise) relating to securities that comprise 20 percent or more of the level of such Underlying Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(2)	the occurrence or existence of any suspension of or limitation imposed on trading by any Related Exchange for such Underlying Index or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise) in futures or options contracts relating to such Underlying Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(3)	the occurrence or existence of any event (other than an Early Closure (as defined below)) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, securities that comprise 20 percent or more of the level of such Underlying Index on their relevant Exchanges, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(4)	the occurrence or existence of any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Underlying Index on any Related Exchange for such Underlying Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(5)	the closure on any Exchange Business Day for such Underlying Index of the Exchange(s) for securities comprising 20 percent or more of the level of such Underlying Index or any Related Exchange for such Underlying Index prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Scheduled Closing Time of such Exchange or Related Exchange on such Exchange Business Day (an “Early Closure”); or

(6)	the failure of the Exchange for any security included in such Underlying Index or any Related Exchange for such Underlying Index to open for trading during its regular trading session.

For purposes of this definition, the relevant percentage contribution of a security included in an Underlying Index to the level of such Underlying Index will be based on a comparison of the portion of the level of such Underlying Index attributable to that security to the level of such Underlying Index, in each case immediately before the applicable event that, if the 20 percent threshold is met, would be a Market Disruption Event.

A “Related Exchange” for any Underlying Index means each exchange where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Underlying Index.

The “Scheduled Closing Time” on any day for any Exchange or Related Exchange is the scheduled weekday closing time of such Exchange or Related Exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

A “Scheduled Trading Day” with respect to an Underlying Index means, as determined by the Calculation Agent, a day on which the Exchange(s) for securities comprising more than 80 percent of the level of such Underlying Index (determined based on a comparison of the portion of the level of such Underlying Index attributable to that security to the level of such Underlying Index, in each case as of the close of the immediately preceding Scheduled Trading Day) and each Related Exchange, if any, for such Underlying Index are scheduled to be open for trading for their respective regular trading sessions. If such Exchanges do not include at least one U.S. national securities exchange, such day must also be a Business Day. Notwithstanding the foregoing, the Calculation Agent may, in its sole discretion, deem any day on which a Related Exchange for the applicable Underlying Index is not scheduled to be open for trading for its regular trading session, but on which the Exchange(s) for securities comprising more than 80 percent of the level of such Underlying Index are scheduled to be open for their regular trading sessions, to be a Scheduled Trading Day.

Certain Alternative Definitions for Multiple Exchange Indices

For any Underlying Index that is a Multiple Exchange Index, the following definitions will apply in lieu of the corresponding definitions under “—Certain Definitions” above. A “Multiple Exchange Index” means the MSCI EAFE® Underlying Index, the MSCI Emerging Markets Underlying Index, the EURO STOXX 50® Underlying Index and any other Underlying Index that is designated in the applicable pricing supplement as a Multiple Exchange Index.

An “Exchange Business Day” means any Scheduled Trading Day on which the Underlying Index Publisher publishes the level of the Underlying Index and each Related Exchange is open for trading during its regular trading session, notwithstanding any such Related Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, as determined by the Calculation Agent,

(1)	Any of the following events occurs or exists with respect to any security included in the Underlying Index, and the aggregate of all securities included in the Underlying Index with respect to which any such event occurs comprise 20% or more of the level of the Underlying Index:

(a)	any suspension of or limitation imposed on trading by the relevant Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise), which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(b)	any event (other than an Exchange Early Closure (as defined below)) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant Exchange, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange; or

(c)	the closure on any Exchange Business Day of the relevant Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such relevant Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange system for execution at such actual closing time (an “Exchange Early Closure”).

(2)	Any of the following events occurs or exists with respect to futures or options contracts relating to the Underlying Index:

(a)	any suspension of or limitation imposed on trading by any Related Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise), which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(b)	any event (other than a Related Exchange Early Closure (as defined below)) that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Underlying Index on any Related Exchange, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange; or

(c)	the closure on any Exchange Business Day of the relevant Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Related Exchange system for execution at such actual closing time (a “Related Exchange Early Closure”).

(3)	the failure of any Related Exchange to open for trading during its regular trading session; or

(4)	the failure of the Underlying Index Publisher to publish the level of the Underlying Index.

For purposes of this definition, the relevant percentage contribution of a security included in the Underlying Index to the level of the Underlying Index will be based on a comparison of the portion of the level of the Underlying Index attributable to that security to the level of the Underlying Index, in each case using the official opening weightings as published by the Underlying Index Publisher as part of the market “opening data.”

A “Scheduled Trading Day” means, as determined by the Calculation Agent, a Business Day on which the Underlying Index Publisher is scheduled to publish the level of the Underlying Index and each Related Exchange is scheduled to be open for trading for its regular trading session. Notwithstanding the foregoing, the Calculation Agent may, in its sole discretion, deem any day on which a Related Exchange is not scheduled to be open for trading for its regular trading session to be a Scheduled Trading Day.

Discontinuance or Material Modification of an Underlying Index

For Securities linked to an Underlying Index, if the Underlying Index is (i) not calculated and announced by the Underlying Index Publisher but is calculated and announced by a successor publisher acceptable to the Calculation Agent or (ii) replaced by a successor underlying index that the Calculation Agent determines, in its sole discretion, uses the same or a substantially similar formula for and method of calculation as used in the calculation of the Underlying Index, in each case the Calculation Agent may deem that underlying index (the “Successor Index”) to be the applicable Underlying Index. Upon the selection of any Successor Index by the Calculation Agent pursuant to this paragraph, references in this product supplement or the applicable pricing supplement to the original Underlying Index will no longer be deemed to refer to the original Underlying Index and will be deemed instead to refer to that Successor Index for all purposes, and references in this product supplement or the applicable pricing supplement to the Underlying Index Publisher will be deemed to be to the publisher of the Successor Index. In such event, the

Calculation Agent will make such adjustments, if any, to any level of the Underlying Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause notice to be furnished to us and the trustee.

If a relevant Underlying Index Publisher (i) announces that it will make a material change in the formula for or the method of calculating the applicable Underlying Index or in any other way materially modifies the Underlying Index (other than a modification prescribed in that formula or method to maintain the Underlying Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels the Underlying Index and no Successor Index is chosen as described above, then the Calculation Agent will calculate the level of the Underlying Index on each subsequent date of determination in accordance with the formula for and method of calculating the Underlying Index last in effect prior to the change or cancellation, but using only those securities included in the Underlying Index immediately prior to such change or cancellation. Such level, as calculated by the Calculation Agent, will be the relevant Closing Level (or Intra-Day Level, if applicable) for all purposes.

Notwithstanding these alternative arrangements, the discontinuance or material modification of any relevant Underlying Index may adversely affect the market value of the Securities.

Index-Linked Securities With an Observation Period

The applicable pricing supplement for certain Securities linked to an Underlying Index may specify that any payment on the Securities is contingent on the occurrence or non-occurrence of a specified event during a specified period of time consisting of two or more Scheduled Trading Days (an “Observation Period”). Such event may be referred to in the applicable pricing supplement as a trigger event, a knock-in event, a knock-out event, a downside event, a fixing event or by another term. For purposes of this product supplement, we refer to any such event as a “Trigger Event.” The following additional terms apply to Securities linked to an Underlying Index for which an Observation Period is applicable.

If the last day of the Observation Period is a Valuation Date, any postponement of such Valuation Date will not extend such Observation Period. For the avoidance of doubt, no day included in an Observation Period is a Valuation Date unless such day is specifically designated in the applicable pricing supplement as a Valuation Date.

The applicable pricing supplement will specify whether the Trigger Event is based on the Closing Level or the Intra-Day Level of an Underlying Index. The “Intra-Day Level” of an Underlying Index at any time on any date of determination will be the level of such Underlying Index as most recently published on such date by the relevant Underlying Index Publisher, subject to the terms described under “—Discontinuance or Material Modification of an Underlying Index” above. If the level of the Underlying Index is not published by the Underlying Index Publisher for more than, in the aggregate, two hours on any date of determination or a Market Disruption Event occurs with respect to such Underlying Index on any date of determination, the Calculation Agent may, in its sole discretion, determine one Intra-Day Level for the applicable Underlying Index for the period during which the level is not published or a Market Disruption Event is continuing, and such Intra-Day Level will be the level of such Underlying Index as calculated by the Calculation Agent in accordance with the formula for and method of calculating that Underlying Index last in effect prior to the failure to publish or the occurrence of the Market Disruption Event, as applicable, determined as of any time selected by the Calculation Agent during such period, but using only those securities included in that Underlying Index immediately prior to such failure to publish or the occurrence of the Market Disruption Event, as applicable, and, if applicable, using its good faith estimate of the value of any security included in the Underlying Index as to which an event giving rise to the Market Disruption Event has occurred. Solely for purposes of this paragraph, a Market Disruption Event will be deemed to occur with respect to the Underlying Index if, in addition to any of the events described in the definition of “Market Disruption Event” above, any of the events described in clauses (1) through (4) of such definition (disregarding the time period specified in such clauses) occurs for more than two hours of trading during the principal trading session of the relevant Exchange or any Related Exchange, as applicable.

Call Right

If specified in the applicable pricing supplement, we will have the right to call the Securities, in whole or in part, on terms specified in the applicable pricing supplement. If applicable, the pricing supplement will specify the dates on which we may call the Securities, the price at which we may call the Securities and the circumstances in which we may call the Securities. If the Securities are called prior to maturity, this call feature will limit the benefits you receive from the contingent coupon payments; however, you will no longer be exposed to the risk that what you receive at maturity may be worth significantly less than the stated principal amount of the Securities. If any date on which we elect to redeem the Securities falls on a day that is not a Business Day, the payment to be made upon redemption will be made on the next succeeding Business Day with the same force and effect as if made on the original date of redemption, and no interest will accrue as a result of delayed payment. We will not have the right to call the Securities unless the applicable pricing supplement so provides.

If we have the right to call the Securities, the provisions set forth under “Description of the Notes—Optional Redemption, Repayment and Repurchase” in the accompanying prospectus supplement will apply, subject to the terms set forth in the applicable pricing supplement.

Holders of the Securities will not have the right to require us to redeem the Securities prior to maturity, unless otherwise specified in the applicable pricing supplement.

No Redemption at the Option of the Holder; Defeasance

The Securities will not be subject to redemption at the option of any holder prior to maturity and will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Events of Default and Acceleration

In case an event of default (as described in the accompanying prospectus) with respect to any issuance of Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities will be determined by the Calculation Agent and will equal, for each Security, the amount to be received on the Maturity Date, calculated as though the date of acceleration were the final Valuation Date. For purposes of the immediately preceding sentence, the portion of such payment attributable to the final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date (or the issue date, if there is no such contingent coupon payment date) to but excluding the date of acceleration.

In case of default under the Securities, whether in the payment of a coupon or any other payment or delivery due under the Securities, no interest will accrue on such overdue payment or delivery either before or after the Maturity Date.

Paying Agent, Trustee and CUSIP

Citibank, N.A. will serve as paying agent and registrar for the Securities and will also hold the global securities representing each issuance of Securities as custodian for DTC. The Bank of New York Mellon will serve as trustee for the Securities.

The CUSIP number for each issuance of Securities will be set forth in the applicable pricing supplement.

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the Securities. It applies to you only if you are an initial holder of a Security that purchases the Security for cash at its stated principal amount and holds the Security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the Securities;

•	a person holding the Securities as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a Security;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	an entity classified as a partnership for U.S. federal income tax purposes;

•	a regulated investment company;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”; or

•	a person subject to the alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the Securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the Securities to you.

This discussion does not address the U.S. federal tax consequences of the ownership or disposition of the Underlying Shares (which, for purposes of this discussion, includes the worst performing Underlying Shares, if applicable) that you may receive at maturity. You should consult your tax adviser regarding the particular U.S. federal tax consequences of the ownership and disposition of the Underlying Shares.

This discussion may be supplemented, modified or superseded by further discussion regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant Securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax. You should consult your tax adviser concerning the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the Securities or similar instruments, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the Securities. In connection with any information reporting requirements we may have in respect of the Securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat each Security for U.S. federal income tax purposes as a unit comprising (i) an option written by you that, if exercised, requires you to pay at maturity an amount equal to the Deposit (as defined below) in exchange for Underlying Shares or an amount determined by reference to the final value of the Underlying Asset (the “Put Option”) and (ii) a deposit with us of a fixed amount of cash equal to the stated principal amount of the Security to secure your potential obligation under the Put Option (the “Deposit”). Under this treatment:

•	a portion of each coupon payment made with respect to a Security will be attributable to interest on the Deposit; and

•	the remainder will represent option premium attributable to your grant of the Put Option (with respect to each coupon payment received and, collectively, all coupon payments received, “Put Premium”).

We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities. Unless otherwise stated, the following discussion is based on the treatment of each Security as a Put Option and a Deposit.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a Security that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The discussion below is subject to the discussion under “—Assumption by Citigroup Inc.” and should be read in conjunction therewith.

Securities with a Term of Not More Than One Year

If the term of a Security (excluding the issue date but including all other days during the term of the Security through the last possible date that the Security could be outstanding) is not more than one year, the following discussion applies.

Coupon Payments. Because the term of the Securities is not more than one year, we intend to treat the Deposit as a “short-term obligation” issued at a discount equal to the sum of all interest payments to be made with respect to the Deposit, and the following discussion is based on this treatment.  Under this treatment, if you are an accrual-method holder, or a cash-method holder who so elects, you will be required to include the discount in income as it accrues on a straight-line basis, unless you elect to accrue the discount on a constant-yield method based on daily compounding. Because the total amount of discount on the Deposit is not fixed, however, it is not clear whether any amount of discount would be treated as accruing prior to the time each coupon payment on the Deposit becomes fixed (i.e., on the relevant Valuation Date). If you are a cash-method holder who does not elect to accrue the discount in income currently, (i) you should include interest paid on the Deposit upon receipt and (ii) you will be required to defer deductions for interest paid on any indebtedness you incurred to purchase or carry the Securities in an amount not exceeding the amount of accrued discount, if any, that you have not included in income.

The Put Premium should not be taken into account until maturity or earlier redemption, sale or exchange of the Securities. We will provide the amount of each coupon payment that we will allocate to interest on the Deposit and to Put Premium in the applicable final pricing supplement. This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

Sale or Exchange Prior to Redemption or Maturity. Upon a sale or exchange of a Security prior to maturity or earlier redemption, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of sale or exchange. If the value of the Put Option is negative, you should be treated as having made a payment of such negative value to the purchaser in exchange for the purchaser’s assumption of the Put Option, in which case a corresponding amount should be added to the amount realized in respect of the Deposit.

You should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (the “Deposit Value”) and (ii) your basis in the Deposit (i.e., the price you paid to acquire the Security plus any amounts previously accrued into income but not yet paid). Any loss should be treated as short-term capital loss. Any gain should be treated as ordinary interest income to the extent of the amount of any accrued but unpaid discount on the Deposit not yet taken into income and any remaining gain should be treated as short-term capital gain. Because the amount of a coupon payment in respect of an accrual period will not be known until the end of the relevant observation period, it is not clear how much discount, if any, will be treated as having accrued on the Deposit at the time of a sale or exchange that occurs during the period.

You should recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Option. This gain or loss should be short-term capital gain or loss.

Tax Treatment at Redemption or Maturity. The coupon payment received at redemption or maturity will be treated as described above under “Coupon Payments.”

Receipt of Cash at Redemption or Maturity. If a Security is retired for its stated principal amount in cash (without taking into account any coupon payment), the Put Option should be deemed to have expired unexercised, in which case you should recognize short-term capital gain in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received at redemption or maturity.

At maturity, if you receive an amount of cash that is different (without taking into account the final coupon payment) from the stated principal amount of the Security, the Put Option should be deemed to have been exercised and you should be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, you should recognize short-term capital gain or loss with respect to the Put Option in an amount equal to the difference between (i) the total Put Premium received (including the Put Premium received at maturity) plus the cash you receive at maturity, excluding the final coupon payment, and (ii) the Deposit.

Receipt of the Underlying Shares at Maturity. If you receive the Underlying Shares (and cash in lieu of any fractional share) at maturity, the Put Option should be deemed to have been exercised, and you should be deemed to have applied the Deposit toward the physical settlement of the Put Option.  You should not recognize any income or gain in respect of the total Put Premium received (including the Put Premium received at maturity) and should not recognize any gain or loss with respect to the Deposit or the Underlying Shares received.  Assuming this treatment, you should have an aggregate tax basis in the Underlying Shares received equal to the Deposit less the total Put Premium received over the term of the Securities.  Your holding period for any Underlying Shares received should start on the day after receipt.  With respect to any cash received in lieu of a fractional share, you should recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the pro rata portion of your aggregate tax basis that is allocable to the fractional share.

Possible Taxable Event. In the event of a designation of Successor Shares or Successor ETF Shares, a designation of a successor Underlying Index or certain other modifications to the components of an Underlying Index, it is possible that the Securities could be treated, in whole or part, as terminated and reissued for U.S. federal income tax purposes (a “significant modification”). In such a case, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the Securities. In addition, your holding period for your Securities would be affected.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the Securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the Securities. It is possible, for example, that the entire coupon on the Securities could be treated as income to you at the time received or accrued, and other reporting agents may report income to you on this basis. Alternatively, the coupon payments on the Securities might not be accounted for separately as giving rise to income to you until the sale or other taxable disposition of the Securities. It is also possible that the receipt of the Underlying Shares at maturity could be treated as a taxable event. Further, a Security could be treated as a debt instrument issued by us, in which case it would generally be treated as a “short-term obligation” and all or a portion of any gain you realized on a disposition of the Securities might be treated as ordinary income.

Other U.S. federal income tax treatments of the Securities are possible that could affect the timing and character of income or loss with respect to the Securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by the notice described above.

Securities with a Term of More than One Year

If the term of a Security (excluding the issue date but including all other days during the term of the Security through the last possible date that the Security could be outstanding) is more than one year, the following discussion applies.

Coupon Payments. Except as discussed in the applicable pricing supplement, we intend to treat the Deposit as a “variable rate debt instrument,” and except as stated otherwise the following discussion is based on this treatment. Interest on the Deposit generally will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of tax accounting. Because the amount of each interest payment on the Deposit will not be fixed prior to the relevant Valuation Date, it is not clear whether any amount of interest income would be treated as accruing prior to the time each interest payment on the Deposit becomes fixed. However, depending on the particular terms of the Deposit, the treatment of the Deposit as a variable rate debt instrument may not be clear. If the Deposit were instead treated as a “contingent payment debt instrument” the timing and character of income recognized on the Deposit could differ significantly. You should consult your tax adviser concerning this possibility.

The Put Premium should not be taken into account until maturity or earlier redemption, sale or exchange of the Securities. We will provide the amount of each coupon payment that we will allocate to interest on the Deposit and to Put Premium in the applicable final pricing supplement. This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

Sale or Exchange Prior to Redemption or Maturity. Upon a sale or exchange of a Security prior to maturity or earlier redemption, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of sale or exchange. If the value of the Put Option is negative, you should be treated as having made a payment of such negative value to the purchaser in exchange for the purchaser’s assumption of the Put Option, in which case a corresponding amount should be added to the amount realized in respect of the Deposit.

Except with respect to any amount attributable to accrued interest on the Deposit, which should be treated as a payment of interest, you should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the Deposit Value and (ii) your basis in the Deposit (i.e., the stated principal amount of the Security). Such gain or loss should be long-term capital gain or loss if you have held the Security for more than one year, and short-term capital gain or loss otherwise. Because the amount of a coupon payment in respect of an accrual period will not be known until the end of the relevant observation period, it is not clear how much interest, if any, will be treated as having accrued on the Deposit at the time of a sale or exchange that occurs during the period.

You should recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Option. This gain or loss should be short-term capital gain or loss.

Tax Treatment at Redemption or Maturity. The coupon payment received at redemption or maturity should be treated as described above under “Coupon Payments.”

Receipt of Cash at Redemption or Maturity. If a Security is retired for its stated principal amount in cash (without taking into account any coupon payment), the Put Option should be deemed to have expired unexercised, in which case you should recognize short-term capital gain in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received at redemption or maturity.

At maturity, if you receive an amount of cash that is different (without taking into account the final coupon payment) from the stated principal amount of the Security, the Put Option should be deemed to have been exercised and you should be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, you should recognize short-term capital gain or loss with respect to the Put Option in an amount equal to the difference between (i) the total Put Premium received (including the Put Premium received at maturity) plus the cash you receive at maturity, excluding the final coupon payment, and (ii) the Deposit.

Receipt of the Underlying Shares at Maturity. If you receive the Underlying Shares (and cash in lieu of any fractional share) at maturity, the Put Option should be deemed to have been exercised, and you should be deemed to have applied the Deposit toward the physical settlement of the Put Option.  You should not recognize any income or gain in respect of the total Put Premium received (including the Put Premium received at maturity) and should not recognize any gain or loss with respect to the Deposit or the Underlying Shares received.  Assuming this treatment, you should have an aggregate tax basis in the Underlying Shares received equal to the Deposit less the total Put Premium received over the term of the Securities.  Your holding period for any Underlying Shares received should start on the day after receipt.  With respect to any cash received in lieu of a fractional share, you should recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the pro rata portion of your aggregate tax basis that is allocable to the fractional share.

Possible Taxable Event. In the event of a designation of Successor Shares or Successor ETF Shares, a designation of a successor Underlying Index or certain other modifications to the components of an Underlying Index, it is possible that the Securities could be treated, in whole or part, as terminated and reissued for U.S. federal income tax purposes (a “significant modification”). In such a case, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the Securities. In addition, your holding period for your Securities would be affected.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the Securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the Securities. It is possible, for example, that the entire coupon on the Securities could be treated as income to you at the time received or accrued, and other reporting agents may report income to you on this basis. It is also possible that the Securities could be treated in their entirety as debt instruments issued by us. Under this treatment, the Securities would generally be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, regardless of your tax accounting method, (i) in each year that you held the Securities you would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the Securities, and (ii) any gain on the sale, exchange or retirement of the Securities would be treated as ordinary income. A U.S. Holder could also be subject to special reporting requirements if any loss on the Securities exceeded certain thresholds.

Other U.S. federal income tax treatments of the Securities are possible that could affect the timing and character of income or loss with respect to the Securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by the notice described above.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if you are for U.S. federal income tax purposes a beneficial owner of a Security that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a Security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities to you.

Subject to the discussions below regarding Section 871(m) and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on the Securities or amounts received on the sale, exchange or retirement of the Securities (including with respect to the receipt of Underlying Shares), provided that (i) income in respect of the Securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide to the applicable withholding agent an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a U.S. person.

If you are engaged in a U.S. trade or business, and if income from the Securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, unless an applicable income tax treaty provides otherwise. If you are a Non-U.S. Holder to which this paragraph may apply, you should consult your tax adviser regarding other U.S. tax consequences of the ownership and disposition of the Securities, including, if you are a corporation, the possible imposition of a 30% (or lower treaty rate) branch profits tax.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the issues presented by the notice.

While we currently do not intend to withhold on payments on the Securities to Non-U.S. Holders (subject to the Form W-8 certification requirement described above and the discussions below regarding Section 871(m) and “FATCA”), in light of the uncertain treatment of the Securities other persons having withholding or information reporting responsibility in respect of the Securities may treat some or all of each coupon payment on a Security as subject to withholding tax at a rate of 30%. Moreover, it is possible that in the future we may determine that we should withhold at a rate of 30% on coupon payments on the Securities. We will not be required to pay any additional amounts with respect to amounts withheld.

Possible Withholding under Section 871(m) of the Code

Section 871(m) imposes a 30% (or lower treaty rate) withholding tax on certain “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to financial instruments linked to U.S. equities or indices that include U.S. equities under certain circumstances. Treasury regulations promulgated under Section 871(m) may, when effective, require withholding on Non-U.S. Holders in respect of dividend equivalents deemed paid under certain Securities. Under these regulations, this withholding regime generally applies to Securities that substantially replicate the economic performance of one or more underlying U.S. equities, as determined upon the issuance, for U.S. tax purposes, of the Securities based on one of two tests set forth in the regulation (a “Specified Security”).

Depending on the terms of the Securities, Section 871(m) will apply if, at issuance, either (i) the “delta” of the Securities is at least 0.80 or (ii) the Securities meet a “substantial equivalence” test. The regulations provide certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the regulations.

This regime will generally apply to Specified Securities issued beginning in 2017. If the terms of a Security are subject to a "significant modification,” the Security will generally be treated as reissued for this purpose at the time of the significant modification.

Withholding in respect of dividend equivalents will generally be required when cash payments are made on a Specified Security or upon the date of maturity, lapse or other disposition by the Non-U.S. Holder of the Specified Security. The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. We will not be required to pay any additional amounts in respect of amounts withheld under Section 871(m).

Where warranted, we will disclosure further information regarding the application of Section 871(m) in the relevant pricing supplement Prospective purchasers of the Securities should consult their tax advisers regarding the potential application of Section 871(m) to a particular Security. Our determination is binding on Non-U.S. Holders, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to Securities linked to U.S. equities and their application to a specific issue of Securities may be uncertain. Accordingly, even if we determine that certain Securities are not Specified Securities, the IRS could challenge our determination and assert that withholding is required in respect of those Securities. Moreover, the application of Section 871(m) to a Security may be affected if a Non-U.S. Holder enters into another transaction in connection with the acquisition of the Security. Non-U.S. Holders should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder, or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a Security may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the Securities.

Information Reporting and Backup Withholding

Amounts paid on the Securities and the payment of proceeds of a sale, exchange or other disposition of the Securities may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

Assumption by Citigroup Inc.

As provided in the accompanying prospectus, our obligations under the Securities may be assumed by Citigroup Inc. We intend that Citigroup Inc. will assume the Securities pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a taxable modification of the Securities and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the Securities as a taxable modification, in which case the timing and character of income recognized with respect to the Securities after the assumption could be affected significantly, depending on circumstances at the time of the assumption. Moreover, a U.S. Holder would generally be required to recognize gain (if any) with respect to the Securities at the time of the assumption in the same manner as described above in respect of a sale or other taxable disposition of the Securities. You should consult your tax adviser regarding the consequences of an assumption of the Securities.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Although the application of these rules to the Securities is not entirely clear because the U.S. federal income tax treatment of the Securities is unclear, it is likely that these rules will apply to Securities. Withholding (if applicable) applies to coupon payments, payments of dividend equivalents (as defined above) under Section 871(m), and, for dispositions of Securities after December 31, 2018, to payments of gross proceeds of the disposition. If withholding applies to the Securities, we will not be required to pay any additional amounts with respect to amounts withheld. You should consult your tax adviser regarding FATCA, including the availability of certain refunds or credits.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

Plan of Distribution; Conflicts of Interest

The terms and conditions set forth in the Global Selling Agency Agreement dated March 8, 2016 among Citigroup Global Markets Holdings Inc., Citigroup Inc. and the Agents listed on Schedule I thereto, including CGMI, govern the sale and purchase of the Securities.

The Securities will not be listed on a securities exchange, unless otherwise specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, CGMI, an affiliate of Citigroup Global Markets Holdings Inc., will be the underwriter of the sale of the Securities and will purchase the Securities as principal from Citigroup Global Markets Holdings Inc. at the public offering price less an underwriting discount specified in the applicable pricing supplement. CGMI may offer the Securities directly to the public at the public offering price specified in the applicable pricing supplement. CGMI may also offer the Securities to selected dealers, which may include dealers affiliated with Citigroup Global Markets Holdings Inc., at the public offering price less a selling concession specified in the applicable pricing supplement.

A portion of the net proceeds from the sale of the Securities will be used to hedge Citigroup Global Markets Holdings Inc.’s obligations under the Securities. Citigroup Global Markets Holdings Inc. may hedge its obligations under the Securities through an affiliate of Citigroup Global Markets Holdings Inc. and CGMI or through unaffiliated counterparties, and Citigroup Global Markets Holdings Inc. or such counterparties may profit from such expected hedging activity even if the value of the Securities declines. This hedging activity could affect the price or level of the Underlying Asset(s) and, therefore, the value of and your return on the Securities. You should refer to the section “Risk Factors Relating to the Securities—The price or level of the underlying asset(s) may be affected by our or our affiliates’ hedging and other trading activities” in this product supplement, the section “Plan of Distribution; Conflicts of Interest” in the accompanying prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

CGMI is an affiliate of Citigroup Global Markets Holdings Inc. Accordingly, each offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the Securities, either directly or indirectly, without the prior written consent of the client.

Citigroup Global Markets Holdings Inc. has agreed to indemnify CGMI against liabilities relating to material misstatements and omissions with respect to the Securities, or to contribute to payments that CGMI may be required to make relating to these liabilities. Citigroup Global Markets Holdings Inc. will reimburse CGMI for customary legal and other expenses incurred by CGMI in connection with the offer and sale of the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Securities and related lending transactions, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Securities.

Accordingly, the Securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the Securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase or holding of the Securities that (a) it is not a Plan and its purchase and holding of the Securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the Securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the Securities shall be required to represent (and deemed to have represented by its purchase of the Securities) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The Securities are contractual financial instruments. The financial exposure provided by the Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Securities. The Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Securities.

Each purchaser or holder of any Securities acknowledges and agrees that:

(i) the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Securities, (B) the purchaser or holder’s investment in the Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Securities;

(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Securities and (B) all hedging transactions in connection with our obligations under the Securities;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

(v) neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any Securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Securities if the account, plan or annuity is for the benefit of an employee of CGMI or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Securities by the account, plan or annuity.

Medium-Term Senior Notes, Series N

Contingent Coupon Securities Linked to Equity

Product Supplement No. EA-04-03
March 8, 2016

(Including Prospectus and Prospectus Supplement each dated March 7, 2016)

Citigroup